UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No.   )

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ADVANCED ENERGY INDUSTRIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Advanced Energy

# 2024
# Notice of Annual Meeting and Proxy Statement

A Message from our CEO

Dear Stockholders:

Please join us for Advanced Energy’s 2024 Annual Meeting of Stockholders at 11:00 a.m., Mountain Daylight Time, on Thursday, April 25, 2024, at Advanced Energy’s corporate headquarters located at 1595 Wynkoop Street, Suite 800, Denver, Colorado 80202.

We delivered solid financial results in 2023. Record revenue in the industrial and medical markets, combined with healthy overall demand in the networking and telecom markets, partially offset the effects of a cyclical decline in the semiconductor equipment market. For the year, we delivered record cash flow from continuing operations of $213 million.

From a strategic perspective, 2023 was a banner year for Advanced Energy. We launched 20 new platform products, including several groundbreaking platforms with unique enabling technologies. These include the eVerestTM and eVoSTM plasma power platforms and the NeoPower high-density configurable power platform. With exciting new products, a motivated team, and enhanced go-to-market strategies, we achieved a Company record number of design wins in the year. In addition, we began executing a multiyear manufacturing consolidation strategy, a key part of our plan to move gross margin above 40% on a non-GAAP basis as markets recover.

We also launched a new website in 2023, making it easier for customers and investors to understand Advanced Energy and its product portfolio.

Looking forward, I am excited about the future of Advanced Energy. We have strong engagements with key customers, a robust new product pipeline, and a premier factory network. In addition, we have a strong balance sheet, which will allow us to make acquisitions that make strategic and financial sense for the company.

I remain highly confident in our plan to accelerate revenue and earnings growth as markets recover. We target high-value markets, with a great team of innovative scientists and engineers, supported by focused sales, marketing, and operations teams. On behalf of our employees and Board of Directors, we thank you for your continued support.

Best Regards,

Stephen D. Kelley
President and Chief Executive Officer

March , 2024

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2024 ANNUAL
PROXY STATEMENT

Notice of the Annual Meeting of Stockholders

To be held on April 25, 2024

11:00 a.m. Mountain Daylight Time

To Our Stockholders:

You are cordially invited to attend the 2024 annual meeting of stockholders (the “2024 Annual Meeting”) of Advanced Energy Industries, Inc. (“Advanced Energy” or the “Company”). Please see below for the meeting logistics and business matters to be addressed at the 2024 Annual Meeting.

Logistics	Items of Business		Board Recommendation

When
Thursday,
April 25, 2024,
at 11:00 a.m. MDT

Where
Advanced Energy

1595 Wynkoop Street, Suite 800
Denver, CO 80202

Who Can Vote
All holders of our common stock at the close of business on March 5, 2024

	1	Election of ten (10) directors;	FOR ALL NOMINEES

	2	Ratification of the appointment of Ernst & Young LLP as Advanced Energy’s independent registered public accounting firm for 2024;	FOR

	3	Advisory approval of Advanced Energy’s compensation of its named executive officers;	FOR

4

Approval of Advanced Energy’s Second Amended and Restated Certificate of Incorporation to provide exculpation from personal liability for certain officers as permitted by Delaware law and make certain other minor, non-substantive updates;

FOR

	5	Any other matters of business properly brought before the 2024 Annual Meeting.

Each of matters 1 through 4 is described in detail in the proxy statement accompanying this Notice of the Annual Meeting of Stockholders, dated March , 2024.

Your vote is important.

All stockholders are cordially invited to attend the 2024 Annual Meeting in person. If you do not plan to attend the 2024 Annual Meeting and vote your shares of common stock in person, please authorize a proxy to vote your shares in one of the below ways. Any proxy may be revoked at any time prior to its exercise at the 2024 Annual Meeting.

Place your vote via internet at www.proxypush.com/AEIS		Call toll-free (if US or Canada) 1-866-390-9955	Mark, date, sign and mail your proxy card in the pre-paid envelope provided

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on April 25, 2024

This notice for the 2024 Annual Meeting, the proxy statement, the proxy card, and the Company’s 2023 Annual Report, which includes the annual report on Form 10-K for the year ended December 31, 2023, are available online at www.proxydocs.com/AEIS.

By Order of the Board of Directors,
Denver, Colorado	Elizabeth K. Vonne
March , 2024	Executive Vice President, General Counsel, and Corporate Secretary

ii

2024 ANNUAL
PROXY STATEMENT

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2024 ANNUAL
PROXY STATEMENT

Proxy Summary

The Board of Directors of Advanced Energy Industries, Inc. (“Advanced Energy” or the “Company”) requests your proxy in connection with the annual meeting of stockholders to be held on April 25, 2024 (the “2024 Annual Meeting”). This proxy statement and the accompanying proxy card and materials are first being sent to stockholders of Advanced Energy or made available electronically on or about March     , 2024.

This summary highlights key information presented elsewhere in this year’s proxy statement.  This section does not contain all the information that you should consider, and you should read the entire proxy statement before voting.

Our Meeting Agenda

PROPOSAL		REFERENCE	BOARD RECOMMENDATION	EFFECT OF BROKER NON-VOTES AND ABSTENTIONS	VOTES REQUIRED FOR APPROVAL
1	Election of ten (10) directors	Page 5	FOR ALL NOMINEES	No Effect	Plurality of votes of shares present at the 2024 Annual Meeting (by proxy or in person), subject to the resignation policy described on page 15
2	Ratification of the appointment of Ernst & Young LLP as Advanced Energy’s independent registered public accounting firm for 2024	Page 25	FOR	No Effect	Majority of shares present at the 2024 Annual Meeting (by proxy or in person), excluding broker non-votes and abstentions
3	Advisory approval of the compensation of our named executive officers	Page 27	FOR	No Effect	Majority of shares present at the 2024 Annual Meeting (by proxy or in person), excluding broker non-votes and abstentions
4

Approval of Advanced Energy’s Second Amended and Restated Certificate of Incorporation to provide exculpation from personal liability for certain officers as permitted by Delaware law and make certain other minor, non-substantive updates

		Page 63	FOR	Same Effect as a Vote Against	Sixty-six and two-thirds percent (66 ⅔%) of the outstanding shares of voting stock of the Company

We do not know of any other matters to be submitted to stockholders at the 2024 Annual Meeting. If any other matters properly come before the 2024 Annual Meeting, the proxy holders intend to vote the shares they represent on such matters as the Board of Directors may recommend.  The proposed corporate actions on which the stockholders are being asked to vote at the 2024 Annual Meeting are not corporate actions for which stockholders of a Delaware corporation have the right to exercise appraisal rights under the Delaware General Corporation Law.

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About Advanced Energy

Advanced Energy is a global leader in the design and manufacture of highly engineered, precision power conversion, measurement, and control solutions for mission-critical applications and processes. Advanced Energy’s power solutions enable customer innovation in complex applications for a wide range of industries including semiconductor equipment, industrial production, medical and life sciences, data center computing, networking, and telecommunications.

Our Mission	Our Vision	Our Strategy
Enable customer innovation by delivering highly engineered, applications-critical, precision power & control solutions.	Drive sustainable growth as the recognized world leader & trusted partner in precision power technology and applications.	Grow by delivering proprietary products with differentiated performance & delivered value that enable our customers’ success in rewarding markets.

Advanced Energy’s Environmental, Social, and Governance Initiatives

We incorporate environmental, social, and governance (“ESG”) responsibility across our business with the same focus and dedication as we approach all our initiatives.

Sustainability is key to our strategy in the products we make, the way we operate, and how we govern as a public company. We believe that our efforts to increase power conversion efficiency and to improve the efficiency of and reduce waste in our operations reflect our commitment to minimizing the environmental impact and carbon emissions that may be linked to the industries we serve. We also aspire to be a premier employer and good corporate citizen and invest in diversity, inclusion, and social responsibility. We recognize that diverse perspectives and collaboration enable us to drive innovation and future growth for our global customers.

Our results and ongoing efforts related to ESG are an integral part of our commitment to deliver long-term value to our global stakeholders. This commitment is driven from the highest levels of the Company, including our Chief Executive Officer, executive management team, and Board of Directors.

In 2020, we added oversight of the Company’s sustainability program to the Nominating, Governance & Sustainability Committee. As indicated in its charter, the Nominating, Governance & Sustainability Committee is directed to review the Company’s progress towards achieving its sustainability goals, as well as to review ESG trends that could impact the Company’s operations, performance, and reputation. In 2022, we enhanced our ESG governance structure by launching our ESG steering committee and ESG working group. The ESG steering committee is responsible for providing management-level guidance on our ESG approach, while the ESG working group reports to the steering committee and is responsible for the implementation of ESG initiatives that advance our ESG program.

We are excited to share certain of our “value driven” ESG initiatives, areas of focus, and accomplishments on the following page. We look forward to making a difference in the markets and communities we serve.

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Environment	Social & Community

Energy-Efficient Products. Advanced Energy’s dedicated R&D teams strive to improve power conversion efficiency, balanced with exceptional stability and nimble control and response. Every increase in power conversion efficiency reduces our customers’ power consumption, decreasing their environmental impact and carbon emissions. Advanced Energy’s innovations reduce electricity consumption in a wide range of industries, including semiconductor manufacturing, industrial and medical equipment, as well as data center computing, telecom, and networking.

Energy-Efficient Operations. Advanced Energy makes continuous improvements to reduce our energy usage in our global factories. For example, our Philippines factory is a three-time Philippine Economic Zone Authority (PEZA) Hall of Fame Awardee for Outstanding Environmental Performance. By employing novel alternatives, the site reduces the need for thermal testing. We also track our greenhouse gas emissions at several key manufacturing sites.

Reducing Waste. Advanced Energy strives to reduce waste and conserve natural resources through efficiency improvements and recycling. Our manufacturing facilities in Asia actively manage and maximize our waste diversion rate, and we have implemented water treatment and wastewater recycling programs. In addition, we are implementing a recycled packaging initiative to reuse packaging material for supplies from our local suppliers.

Charitable Contributions. Our charitable contributions committee, founded in 2010, is supported and led by our employees. The committee provides financial support for 501(c)(3) corporations, nonprofit institutions, and organizations that improve education, the environment and health and social services across the communities in which we operate and where our employees live.

Diversity and Inclusion. We have approximately 10,000 employees located across the globe. Each person’s background and unique skill set are fundamental to our success. The Corporate Diversity & Inclusion Steering Committee provides guidance and direction on diversity, equity, and inclusion while enabling local teams to develop specific, targeted initiatives as appropriate. We also have an active Women’s Leadership Forum focused on career development and internal networking.

Volunteerism. We offer each employee eight hours of paid time off to volunteer with self-selected 501(c)(3) organizations or other nonprofit organizations.

Community Involvement. We work closely with community organizations, including supporting STEM education in local schools, working with universities around the world to facilitate their innovative research projects, participating in local chambers of commerce and partnering with local nonprofit organizations. Advanced Energy’s STEM Scholarship Program, launched in 2020, aims to develop emerging talent in STEM fields. We accept applications from undergraduate and post-graduate students attending leading institutions in the field of power technologies.

Governance	Ethical Business Practices

Commitment. Advanced Energy is firmly committed to strong and effective corporate governance practices and accountability to our stockholders.

Continuous Improvement. We routinely review our governance practices against evolving best practices and consider feedback and input from our stockholders. We encourage you to review our Board Governance Guidelines on our website at www.advancedenergy.com/
en-us/about/leadership.

Core Values. At all levels of our organization, Advanced Energy delivers results by building a culture grounded in our Core Values: innovation, integrity, empowerment, partnership, accountability, and execution.

Transparency. We are committed to transparency in all parts of our business to promote accountability, cultivate trust, and foster open communication. We believe that transparency leads to improvements to our processes and policies, and ultimately contributes to our success.

Human Rights. Respecting the human rights of our employees and all those involved in our business operations is a core principle for Advanced Energy. Integrity at our Core, Advanced Energy’s Code of Ethical Conduct, specifically prohibits activities involving slave, forced, bonded, or indentured labor, and child labor, and we require our suppliers use no forced labor themselves or in their supply chains. Integrity at our Core can be viewed on our website at www.advancedenergy.com/en-us/about/environment-social-and-governance.

Supply Chain. We are committed to responsible sourcing of the materials that make up our products. We annually request our suppliers to confirm that minerals originating within DRC +9 are conflict-free.

Employee Training and Helplines. We actively communicate to our employees on ethical business practices and provide a 24-hour anonymous hotline to address ethics issues.

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PROXY STATEMENT

Proposal No. 1 - Election of Directors

What am I voting on and how should I vote?

You are being asked to elect ten (10) directors at the 2024 Annual Meeting. Each of the directors elected at the 2024 Annual Meeting will commence their term at the end of the 2024 Annual Meeting until the next annual meeting of the Company’s stockholders, until a successor has been elected and qualified, or until such director’s earlier resignation or removal.

We believe that each of the nominees is sufficiently qualified to lead the Company in the best interest of stockholders.

The Board of Directors therefore recommends you vote “FOR” each of the nominees set forth below.

A board of ten (10) directors is to be submitted for election at the Annual Meeting. The Board of Directors has nominated for reelection the persons listed in the Overview of Nominees for Election to the Board on the following page. Each of the nominees is currently a director of Advanced Energy and was recommended for reelection by our Nominating, Governance & Sustainability Committee. In the event that any nominee is unable or declines to serve as a director at the time of the 2024 Annual Meeting, the proxy holders will vote in favor of a nominee designated by the Board of Directors, on recommendation by the Nominating, Governance & Sustainability Committee, to fill the vacancy. We are not aware of any nominee who will be unable or who will decline to serve as a director. The term of office of each person elected as a director at the 2024 Annual Meeting will continue from the end of the 2024 Annual Meeting until the next annual meeting of the Company’s stockholders, until a successor has been elected and qualified, or until such director’s earlier resignation or removal.

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Overview of Nominees for Election to the Board

The director nominees presented below represent a broad group of experienced business leaders. The table provides a summary of our nominees’ background and responsibilities as of March     , 2024.

			Committee Memberships
Name and Principal Occupation	Age	Director Since	Audit and Finance	Nominating, Governance & Sustainability	Compensation
GRANT H. BEARD (Chairman) Currently serves as Sr. Executive Operating Partner for Blue Point Capital, a private equity firm	63	2014
FREDERICK A. BALL Former EVP & Chief Administrative Officer of Marketo Inc.	61	2008			C
ANNE T. DELSANTO Currently serves as a Limited Partner at Operator Collective and Stage 2 Capital	60	2020		M	M
TINA M. DONIKOWSKI Former Vice President, Global Locomotive Business at General Electric Company	64	2018	M*	C
RONALD C. FOSTER Former Chief Financial Officer of Micron Technology, Inc.	73	2014	C*
STEPHEN D. KELLEY Currently serves as President, CEO, and director of Advanced Energy	61	2021
LANESHA T. MINNIX Currently serves as Executive Vice President, General Counsel & Corporate Secretary of Ecolab, Inc.	48	2020	M	M
DAVID W. REED Currently serves as CEO of Vendanta Resources Ltd.’s semiconductor group	65	2022			M
JOHN A. ROUSH Currently serves as Operating Executive Advisor to ACON Investments, LLC, a private equity firm	58	2016		M	M
BRIAN M. SHIRLEY Former Senior Vice President DRAM and Emerging Memory Engineering of Micron Technology, Inc.	54	2022	M*
			* Indicates audit committee financial expert

Board Nominee Highlights

Independence	Tenure	Gender

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2024 ANNUAL
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Nominees

Grant H. Beard (Chairman)
Independent Director	Age: 63	Director Since: 2014
Business Experience:

Grant H. Beard currently serves as a Senior Executive Operating Partner for Blue Point Capital, a private equity firm, and as a Senior Advisor to Center Rock Capital, a global alternative investment firm. Mr. Beard served as Chairman and Chief Executive Officer of Wynnchurch Industries, LLC, a diversified holding company investing in engineered product businesses, from January 2016 to June 2017. Mr. Beard also served as a Senior Advisor to Wynnchurch Capital Ltd. Prior to joining Wynnchurch, Mr. Beard served as the Chairman and Chief Executive Officer of Wolverine Advanced Materials LLC, a Wynnchurch company, from July 2012 until October 2015. Mr. Beard served as President and Chief Executive Officer of Constar International, Inc. (formerly Nasdaq: CNST) from 2010 to 2012, where he led the financial and operational restructuring of Constar’s global packaging business that was later sold to Plastipak Corporation. Prior to that, Mr. Beard served as President & CEO of TriMas Corporation, Chairman & CEO of Health Media, and Global Group President of Fluid Management Products at Dana/Echlin Corporation. In addition, Mr. Beard served as a Senior Executive Operating Partner with Blue Point Capital from 2009 to 2014. Mr. Beard also has experience at two private equity/merchant banking groups, Anderson Group and Oxford Investment Group, where he was actively involved in corporate development, strategy and operations management.

Key Skills and Qualifications:
● Senior Leadership Experience ● Financial Expertise	● Public Board Experience ● Global Expertise	● Industry Experience

Mr. Beard brings to the Board significant senior management and public board experience, together with global expertise in industrial and related markets and in the private equity/merchant banking industry, as well as experience in strategy, operations, and M&A transactions.

Frederick A. Ball
Independent Director	Age: 61	Director Since: 2008
Committees: Compensation (Chair)
Business Experience:

Frederick A. Ball previously served as Executive Vice President and Chief Administrative Officer of Marketo Inc. (formerly Nasdaq: MKTO), a leading provider of a cloud-based marketing platform, from February 2016 through August 2016. Prior to that, Mr. Ball was Marketo’s Senior Vice President and Chief Financial Officer from May 2011 to February 2016. Prior to joining Marketo, Mr. Ball was the Chief Financial Officer for several private and public technology companies, including Webroot Software, BigBand Networks, Inc., and Borland Software Corporation (formerly Nasdaq: BORL). Mr. Ball also served as Vice President, Mergers and Acquisitions for KLA-Tencor Corporation (now KLA Corp., Nasdaq: KLAC), a manufacturer of semiconductor equipment, and prior to that as its Vice President of Finance. Mr. Ball was with PricewaterhouseCoopers LLC for over 10 years. Mr. Ball previously served as a director of Electro Scientific Industries, Inc. (formerly Nasdaq: ESIO), Sendgrid, Inc. (formerly NYSE: SEND), and FirstMark Horizon Acquisition Corporation (formerly NYSE: FMAC). Mr. Ball has served, and currently serves on other private company boards, including Alchemer, Contentful, and Webgility.

Key Skills and Qualifications:
● Senior Leadership Experience ● Financial Expertise	● Public Board Experience ● Global Expertise	● Industry Experience

Mr. Ball brings to the Board significant experience in senior management, operations, finance, and auditing, having served as the Chief Financial Officer of a leading provider of cloud-based marketing software, as well as experience in strategy and executive compensation.

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PROXY STATEMENT

Anne T. DelSanto
Independent Director	Age: 60	Director Since: 2020
Committees: Compensation and Nominating, Governance & Sustainability
Business Experience:

Anne T. DelSanto currently serves as a Limited Partner at Operator Collective and Stage 2 Capital, both venture capital funds that invest in early-stage companies supporting entrepreneurial efforts aimed at next generation technology and software. From February 2018 to April 2019, Ms. DelSanto served as the Executive Vice President and General Manager of Platform at Salesforce, Inc. (NYSE: CRM), a customer relationship management company, following six years of other senior leadership roles at the company. Prior to Salesforce, Ms. DelSanto served as Group Vice President of Sales Engineering at Oracle Corp. (NYSE: ORCL), an information technology and services company. She began her career as an Account Systems Engineer with International Business Machines Corporation (NYSE: IBM), where she spent several years building solutions for the health care market. Ms. DelSanto serves on the board of Juniper Networks, Inc. (NYSE: JNPR), and New Relic, Inc. (NYSE: NEWR). Ms. DelSanto graduated with a degree in mathematics from St. John’s University and earned a Master of Science in administrative studies from Boston College.

Key Skills and Qualifications:
● Senior Leadership Experience ● Public Board Experience ● Global Expertise	● Technical Expertise ● Financial Expertise

Ms. DelSanto brings to the Board significant experience as a veteran technology executive with more than three decades driving organizations towards exponential growth and provides valuable insight relative to the Company’s growth strategies in data center computing and telecom networking markets.

Tina M. Donikowski
Independent Director	Age: 64	Director Since: 2018
Committees: Audit and Finance and Nominating, Governance & Sustainability (Chair)
Business Experience:

Tina M. Donikowski retired from General Electric Company (NYSE: GE), a diversified industrial company, in October 2015 after 38 years with the company. Ms. Donikowski served in a number of senior positions during her career at General Electric Company, including most recently as Vice President, Global Locomotive Business, GE Transportation, from January 2013 until her retirement. Ms. Donikowski currently serves on the board of directors of TopBuild Corp. (NYSE: BLD), a leading installer and distributor of insulation and building material products to the U.S. construction industry based in Florida, and Eriez Magnetics, a privately held manufacturer and designer of magnetic, vibratory, and metal detection applications based in Pennsylvania. Ms. Donikowski also serves as a member of the Board of Trustees of Gannon University. She previously served as a board member of CIRCOR International (formerly NYSE: CIR), a leading provider of flow control solutions and other highly engineered products and subsystems used in energy, aerospace and industrial markets and Atlas Copco AB (Stockholm: ATCO), a world-leading provider of sustainable productivity solutions based in Sweden. Ms. Donikowski holds a Bachelor of Science degree in Industrial Engineering, as well as an Honorary Doctorate, from Gannon University.

Key Skills and Qualifications:
● Senior Leadership Experience ● Public Board Experience ● Global Expertise	● Technical Expertise ● Financial Expertise

Ms. Donikowski brings to the Board broad senior management, operations, and global experience having served for 38 years in various leadership positions at General Electric Company. Her experience provides the Board with valuable input on strategic, operational, market, and product strategies.

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2024 ANNUAL
PROXY STATEMENT

Ronald C. Foster
Independent Director	Age: 73	Director Since: 2014
Committees: Audit and Finance (Chair)
Business Experience:

Ronald C. Foster previously served as Chief Financial Officer and Vice President of Finance of Micron Technology, Inc. (Nasdaq: MU), a global corporation that produces various forms of semiconductor devices, from April 2008 to March 2015. Mr. Foster was appointed to that position in 2008 after serving as a member of Micron’s Board of Directors from June 2004 to April 2005. Before joining Micron, Mr. Foster was the Chief Financial Officer and Senior Vice President of FormFactor, Inc. (Nasdaq: FORM), a semiconductor wafer test equipment company. Prior to joining FormFactor, Mr. Foster served as the Chief Financial Officer for JDS Uniphase, Inc. and Novell, Inc., and served in various financial and operational roles at Applied Materials, Inc. (Nasdaq: AMAT), and Hewlett Packard Company (NYSE: HPE). He previously served as a board member of Everspin Technologies, Inc. (Nasdaq: MRAM), Inotera Memories Inc., a public company on the Taiwan stock exchange, LUXIM Corporation and Aptina Company.

Key Skills and Qualifications:
● Senior Leadership Experience ● Financial Expertise ● Industry Experience	● Public Board Experience ● Global Expertise

Mr. Foster brings to the Board significant senior management experience in the semiconductor and high-tech industries as well as significant experience in financial management, accounting, and finance issues, having served as Chief Financial Officer for various companies.

Stephen D. Kelley
Age: 61	Director Since: 2021

Business Experience:

Stephen D. Kelley currently serves as President & Chief Executive Officer of Advanced Energy, and as a member of our Board of Directors since March 2021. Mr. Kelley served as President & CEO and a board member of Amkor Technology, Inc. (Nasdaq: AMKR), a leading semiconductor package and test company, from May 2013 to June 2020. Prior to joining Amkor, Mr. Kelley served as Senior Advisor to Advanced Technology Investment Company, the Abu Dhabi-sponsored investment company that owns GlobalFoundries, until December 2012. Mr. Kelley served as Executive Vice President and Chief Operating Officer of Cree, Inc. (now Wolfspeed, Inc., NYSE: WOLF) from 2008 to 2011. Previously, Mr. Kelley held executive leadership roles of various businesses at companies including Texas Instruments, Philips Semiconductors, National Semiconductor, and Motorola. Since January 2023, Mr. Kelley has served on the board of directors of ONTO Innovation Inc. (NYSE: ONTO), a leader in the process control for the semiconductor and related industries. Mr. Kelley holds an SB ChE from the Massachusetts Institute of Technology and a JD from Santa Clara University.

Key Skills and Qualifications:
● Senior Leadership Experience ● Public Board Experience ● Industry and Technical Expertise	● Global Operations Expertise ● Financial Expertise

Mr. Kelley brings more than 30 years of significant senior management experience in the global semiconductor and electronics industry, as well as broad management experience in strategic planning, business development, technology, manufacturing, and operations.

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PROXY STATEMENT

Lanesha T. Minnix
Independent Director	Age: 48	Director Since: 2020
Committees: Audit and Finance and Nominating, Governance & Sustainability
Business Experience:

Lanesha T. Minnix is Executive Vice President, General Counsel, and Corporate Secretary for Ecolab Inc. (NYSE: ECL), a global leader in water, hygiene, and infection prevention solutions that protect people, planet, and business health. Ms. Minnix tendered her resignation from Ecolab in February 2024 and expects to join Walgreens Boots Alliance, Inc. (Nasdaq: WBA) as Executive Vice President and Global Chief Legal Officer in April 2024. Prior to joining Ecolab in June 2022, Ms. Minnix served as Senior Vice President, Chief Legal Officer and Corporate Secretary of Flowserve Corporation (NYSE: FLS), a manufacturer of products for a range of industries, including oil and gas, power, chemical, water, pharmaceuticals, and food processing, and was responsible for the company’s legal, compliance, and regulatory matters from June 2018 to June 2022. Previously, Ms. Minnix served as Senior Vice President and General Counsel for BMC Stock Holdings, Inc., a leading provider of diversified building products and services, from June 2017 until June 2018. Earlier in her career, Ms. Minnix held roles with increasing responsibility at ABM Industries, Shell Oil Company, and Sprint Corporation. Ms. Minnix began her career as a Corporate Associate at the law firm of K&L Gates LLP. Ms. Minnix holds a juris doctor and an MBA from the University of Tulsa, and a bachelor’s degree in Marketing from St. Louis University.

Key Skills and Qualifications:
● Senior Leadership Experience ● Industry Expertise	● Global Operations Expertise

Ms. Minnix brings to the Board leadership and public company experience and has broad exposure to advanced industrial markets for a range of applications. Her legal and business skills add significant value to the Board.

David W. Reed
Independent Director	Age: 65	Director Since: 2022
Committees: Compensation
Business Experience:

David W. Reed is the Chief Executive Officer of Vendanta Resources Ltd.’s semiconductor group, which position he commenced in February 2023. Prior to that, Mr. Reed retired from NXP Semiconductors N.V. (Nasdaq: NXPI), where he principally served as Executive Vice President – Operations. NXP is a world leader in secure connectivity solutions, and Mr. Reed was responsible for NXP’s internal and external manufacturing operations, supply chain, information technology, total quality, and procurement. Mr. Reed joined NXP in 2015, having served as General Manager at Freescale Semiconductor, Ltd. until its merger with NXP. Mr. Reed has 37 years of extensive international experience with global execution of water fab, assembly/test, packaging, R&D, foundries, and joint ventures for analog, automotive, logic, and wireless customers.  Mr. Reed joined Freescale Semiconductor in 2012 as Senior Vice President, Manufacturing Operations. Previously, Mr. Reed was Vice President and General Manager at GLOBALFOUNDRIES and began his career at Texas Instruments in 1984, where he held multiple overseas and leadership assignments. Mr. Reed has served on several private boards, including SSMC Foundry, a joint venture between NXP and TSMC, as its chairman, the Dwight Look College of Engineering at Texas A&M University, and Circle 10 Council of the Boy Scouts of America.  Mr. Reed received an undergraduate degree from Austin College, an undergraduate degree in Chemical Engineering from Texas A&M University, and an MBA from the University of Dallas.

Key Skills and Qualifications:
● Senior Leadership Experience ● International Experience	● Global Operations Expertise ● Industry and Technical Expertise

Mr. Reed brings to the Board significant senior management and operations experience in the semiconductor capital equipment and manufacturing industry, particularly in the areas of global operations and supply chain management.

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PROXY STATEMENT

John A. Roush
Independent Director	Age: 58	Director Since: 2016
Committees: Compensation and Nominating, Governance & Sustainability
Business Experience:

John A. Roush currently serves as an Operating Executive Advisor to ACON Investments, LLC, a private equity firm. Mr. Roush serves on the board of two privately held ACON portfolio companies: Pine Environmental LLC, a provider of test equipment and services for environmental consultants; and Novipax LLC, a producer of absorbent pads for the poultry industry. Mr. Roush also serves as a director and member of the audit and compensation committees of Lemaitre Vascular, Inc. (Nasdaq: LMAT), a global provider of medical devices and implants for the treatment of peripheral vascular disease, and as a director of Targan, Inc. (formerly Applied Life Sciences & Systems), a privately held company that is developing automated vaccine delivery technology for the poultry industry. Mr. Roush previously served as Chief Financial Officer and Chairman of ACON S2 Acquisition Corp., a special purpose acquisition company (now ESS Tech, Inc., NYSE: GWH) from September 2020 to October 2021. He also previously served as Chief Executive Officer and a director of Novanta Inc. (Nasdaq: NOVT, formerly GSI Group Inc.), a leading global supplier of precision photonic components and subsystems to original equipment manufacturers in the medical and industrial technology markets, from December 2010 to September 2016. Mr. Roush joined Novanta after a twelve-year career with PerkinElmer, Inc., a provider of technology and services to the diagnostics, research, environmental, safety and security, industrial, and laboratory services markets, where he was a corporate officer and served in several leadership positions. Prior to joining PerkinElmer, Mr. Roush held management positions with Outboard Marine Corporation, AlliedSignal, Inc., (now Honeywell International), McKinsey & Company Inc., and General Electric Company (NYSE: GE).

Key Skills and Qualifications:
● Senior Leadership Experience ● Public Board Experience ● Technical Expertise	● Global Operations Expertise ● Financial Expertise

Mr. Roush brings to the Board significant senior management level experience and leadership in the medical and advanced industrial markets and applications, as well as significant public board experience and experience in private equity.

Brian M. Shirley
Independent Director	Age: 54	Director Since: 2022
Committees: Audit and Finance
Business Experience:

Mr. Shirley retired from Micron Technology, Inc. (Nasdaq: MU), a global corporation that produces various forms of semiconductor devices, as Senior Vice President DRAM and Emerging Memory Engineering in December 2019. He joined Micron as a Product Engineer in 1988, and held positions of increasing responsibility across product design, engineering, and business unit management. Mr. Shirley is listed as an inventor on 82 U.S. patents and helped drive Micron’s expansion into specialized memory for servers, mobile and networking solutions, in addition to maintaining a focus on cost leadership and power reduction. After retirement from Micron, Mr. Shirley consults for various U.S. government departments, advising on the semiconductor geopolitical landscape, supply chain resilience, and national security. Mr. Shirley holds a Bachelor of Science degree in electrical engineering from Stanford University.

Key Skills and Qualifications:
● Senior Leadership Experience ● Industry and Technical Expertise	● Global Operations Expertise

Mr. Shirley brings to the Board significant experience as a veteran technology executive with more than three decades of experience in semiconductor product technologies, including as an inventor on 82 U.S. patents, and an extensive track record of advancing innovation and growth.

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Director Qualifications

The Board respects its responsibility to provide oversight, counseling, and direction to the management of the Company in the interest and for the benefit of the stockholders. Accordingly, it seeks to be composed of directors with diverse skills, experience, qualifications, and characteristics. It is critical that directors understand the markets in which the Company operates, specifically the semiconductor capital equipment, industrial and medical, data center, and telecom markets. It is equally important that, collectively, the directors have experience in each of the primary aspects of our business, including engineering, research and development, finance and audit, product strategy and development, customer relations, supply chain management, and sales and marketing. The following are certain qualifications, experience, and skills for Board members that are important to the Company’s business and its future:

Directors who have served in senior leadership positions are important to the Company, as they bring experience and perspective in analyzing, shaping, and overseeing the execution of important operational and policy issues at a senior level. These directors’ insights and guidance and their ability to assess and respond to situations encountered in serving on our Board may be enhanced if their leadership experience has been developed at businesses or organizations that operated on a global scale, faced significant competition, and/or involved technology or other rapidly evolving business models.

Senior Leadership Experience

Directors who have served on other public company boards can offer advice and insights with regard to the dynamics and operation of a board of directors, the relations of a board to the chief executive officer and other management personnel, the importance of particular agenda and oversight matters, and oversight of a changing mix of strategic, operational, and compliance-related matters.

Public Board Experience

Because the Company is a global leader in innovative power solutions for the semiconductor, data center, telecom, and industrial and medical markets, experience in relevant technology is useful in understanding the Company’s research and development efforts, competing technologies, the various products and processes the Company develops, the manufacturing and assembly-and-test operations, and the market segments in which the Company competes.

Industry & Technical Expertise

Because the Company is a global organization with research and development, manufacturing, assembly and test facilities, and sales and other offices in many countries, directors with global expertise can provide a useful business and cultural perspective regarding many significant aspects of our business.

Global Expertise

Knowledge of financial markets, financing and funding operations, and accounting and financial reporting processes is important because it assists the directors in understanding, advising, and overseeing the Company’s capital structure, financing and investing activities, financial reporting, and internal control of such activities.

Financial Expertise

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The following matrix summarizes certain qualifications and skills discussed above that were considered by the Nominating, Governance & Sustainability Committee and the Board in nominating the director candidates for election to the Board. The fact that a particular qualification, skill, or expertise is not listed below does not mean that the nominee does not possess it or that the Nominating, Governance & Sustainability Committee and the Board did not evaluate it.

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The table below provides certain highlights of the composition of our Board members as of February 1, 2024, based on voluntary, self-reported information pursuant to Nasdaq Rule 5606.

Board Diversity Matrix
	As of February 1, 2024
Total Number of Directors	10
	Female	Male
Part I: Gender Identity
Directors	3	7
Part II: Demographic Background
African American or Black	1	0
White	2	7

Independence

The Board of Directors has determined that each of the nominees, other than Stephen D. Kelley (i.e., Grant H. Beard, Frederick A. Ball, Anne T. DelSanto, Tina M. Donikowski, Ronald C. Foster, Lanesha T. Minnix, David W. Reed, John A. Roush and Brian M. Shirley), is an “independent director” within the meaning of the Nasdaq Stock Market Rules. Under these rules, to be considered independent, the Board must affirmatively determine, among other things, that neither the director nor any immediate family member of the director has had any direct or indirect material relationship with the Company within the last three years. The Board of Directors has made an affirmative determination that none of the independent directors has had any relationship with Advanced Energy or with another director that would interfere with the exercise of his or her independent judgement in carrying out his or her responsibilities as a director. The independent directors, if all of them are elected at the 2024 Annual Meeting, will constitute a majority of the Board of Directors. There is no family relationship amongst any of the directors and executive officers of the Company. The Company’s executive officers serve at the discretion of the Board.

Involvement in Certain Legal Proceedings

During the past ten years none of the persons currently serving as executive officers and/or directors of the Company has been the subject matter of any of the following legal proceedings that are required to be disclosed pursuant to Item 401(f) of Regulation S-K, including: (a) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (b) any criminal convictions; (c) any order, judgment, or decree permanently or temporarily enjoining, barring, suspending or otherwise limiting their involvement in any type of business, securities or banking activities; (d) any finding by a court, the Securities and Exchange Commission (the “SEC”) or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, any law or regulation respecting financial institutions or insurance companies, or any law or regulation prohibiting mail or wire fraud; or (e) any sanction or order of any self-regulatory organization or registered entity or equivalent exchange, association or entity. Nor are any such legal proceedings believed to be contemplated by governmental authorities against any director or executive officer. Further, no executive officers, directors, beneficial owners of more than five percent of the Company’s stock, or any other actor mentioned in Item 103(c)(2) of Regulation S-K is a party adverse to the Company in a material proceeding or has a material interest adverse to the Company.

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Required Vote

Our Board has adopted a director resignation policy (the “Policy”), which is included in the Company’s Board Governance Guidelines. The Policy applies to uncontested elections of directors, in other words, an election of directors where the number of nominees for election does not exceed the number of directors to be elected. A copy of the Policy is available on the Company’s website at www.advancedenergy.com/en-us/about/leadership within the Company’s Board Governance Guidelines. Under the Policy, any nominee for director in an uncontested election who does not receive a majority vote “FOR” that director’s election to the Board relative to the number of votes cast with respect to that director’s election (excluding broker non-votes, abstentions, and failures to vote with respect to that director’s election) will promptly tender a written offer of resignation to the Board. The Policy provides that the Nominating, Governance & Sustainability Committee of the Board will promptly consider the director’s offer of resignation and make a recommendation to the Board. Pursuant to the Policy, the Board would then act on that recommendation within 90 days of receipt. When deciding what action to recommend or take regarding the director’s resignation, the Policy permits each of the Nominating, Governance & Sustainability Committee and the Board to consider any factors they deem relevant, including the best interests of the Company and its stockholders.

Under Delaware law, a nominee who receives a plurality of the votes cast at the 2024 Annual Meeting will be elected as a director (subject to the Policy described above). The “plurality” standard means the nominees who receive the largest number of “FOR” votes cast are elected as directors of the Company. Thus, the number of shares not voted for the election of a nominee (and the number of “withhold” votes cast with respect to that nominee) will not affect the determination of whether that nominee has received the necessary votes for election under Delaware law. However, the number of “withhold” votes with respect to a nominee will affect whether or not our Policy will apply to that individual. If any nominee is unable or declines to serve, proxies will be voted for the balance of those named and for such person as shall be designated by the Board, on recommendation by the Nominating, Governance & Sustainability Committee, to replace any such nominee. However, the Board does not anticipate that this will occur.

Stockholders do not have the right to cumulate their votes for the election of directors. Unless otherwise instructed, the proxy holders will vote the proxies received by them “FOR” each of the ten (10) nominees. Votes withheld from a nominee will be counted for purposes of determining whether a quorum is present, but will not be counted as an affirmative vote for such nominee.

The Board of Directors recommends a vote “FOR” the election of each of the nominees named above.

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Director Compensation

The compensation policy for non-employee directors for the fiscal year ended December 31, 2023, was as follows:

Compensation Elements for Non-Employee Directors
Compensation Element	2023 Compensation Program
Annual Board Cash Retainer	● $60,000 annual cash retainer paid in equal quarterly installments to each Board member.
● $65,000 additional annual cash retainer for the Chairman of the Board, paid in equal quarterly installments.
Annual Board Equity Retainer
●
Restricted stock units with an approximate value of $200,000 granted annually to each non-employee director on the date of his or her re-election at the 2024 Annual Meeting; each annual grant will vest one year from the date of grant.
●
Additional restricted stock units with an approximate value of $50,000 granted annually to the Chairman of the Board on the date of his or her reelection at the 2024 Annual Meeting; each annual grant will vest one year from the date of grant.
●
The Board may (but is not required to) grant restricted stock units to a new non-employee director upon initial election or appointment to the Board.

Annual Chair Cash Fees
●
$30,000 annual cash retainer fee for Audit and Finance Committee Chair.
●
$25,000 annual cash retainer fee for Compensation Committee Chair.
●
$15,000 annual cash retainer fee for Nominating, Governance & Sustainability Committee Chair.

Annual Committee Member Retainer
●
$13,000 annual cash retainer fee for Audit and Finance Committee members.
●
$10,000 annual cash retainer fee for Compensation Committee members.
●
$5,000 annual cash retainer fee for Nominating, Governance & Sustainability Committee members.

In February 2014, our Board of Directors adopted a Stock Ownership Policy that requires non-employee directors to own an amount of stock of the Company with a value equal to at least five times the annual retainer for Board service (exclusive of any compensation for committee service, meeting fees, leadership roles, etc.), based in each case, on the volume weighted average closing price of the Company’s stock for the two fiscal years as of December 31 of the applicable year and subject to the terms in the Stock Ownership Policy. The Stock Ownership Policy provides for a phase-in period over five years for each member to achieve the requisite ownership requirements. All non-employee members of the Board either currently conform to the policy or are on track to meet the policy within the required time frame.

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The Compensation Committee continually reviews and monitors non-employee director compensation, uses market data for comparisons to peer programs, and works with the Company’s independent compensation consultant, Compensia, Inc., to ensure the program remains appropriate.

The following table details director compensation for 2023.

2023 Director Compensation
					Change in
					Pension Value
					and
					Nonqualified
				Non-Equity	Deferred
	Fee Earned or		Option	Incentive Plan	Compensation	All Other
	Paid in Cash	Stock Awards	Awards	Compensation	Earnings	Compensation	Total
Name	($)	($) (1)	($)	($)	($)	($)	($)
Grant H. Beard	125,000	245,201	—	—	—	—	370,201
Frederick A. Ball	85,000	196,178	—	—	—	—	281,178
Anne T. DelSanto	75,000	196,178	—	—	—	—	271,178
Tina M. Donikowski	88,000	196,178	—	—	—	—	284,178
Ronald C. Foster	90,000	196,178	—	—	—	—	286,178
Edward C. Grady*	36,500	—	—	—	—	—	36,500
Lanesha T. Minnix	78,000	196,178	—	—	—	—	274,178
David W. Reed	70,000	196,178	—	—	—	—	266,178
John A. Roush	75,000	196,178	—	—	—	—	271,178
Brian M. Shirley	73,000	196,178	—	—	—	—	269,178
Stephen D. Kelley	—	—	—	—	—	—	—
(1)	On May 5, 2023, Messrs. Beard, Ball, Foster, Reed, Roush, and Shirley and Mses. Donikowski, DelSanto and Minnix were each granted 2,257 restricted stock units (“RSUs”) for their service on the Board. On May 5, 2023, Mr. Beard was granted an additional 564 RSUs for his service as Chairman of the Board. All RSUs granted on May 5, 2023 vest on May 5, 2024, and were the only outstanding unvested equity awards held by these directors as of December 31, 2023. The Company’s closing stock price on May 5, 2023 was $86.92.

*Mr. Grady did not stand for reelection at the 2023 Annual Meeting and ceased to be a board member on April 25, 2023.

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Corporate Governance

Our Governance Best Practices

WHAT WE DO	WHAT WE DO NOT DO

✔ We specify in our Board Governance Guidelines that the Chairman of the Board and CEO positions must be held by separate persons in order to ensure effective management oversight.

✔ We aim to have a substantial portion of executive compensation be performance-based.

✔ We maintain a highly independent and diverse Board of Directors.

✔ We maintain robust stock ownership requirements for directors and executives.

✔ We have annual elections of directors.

✔ We conduct annual Board, committee, and director evaluations.

✔ We have regular executive sessions of independent directors.

Ñ We do not have any interlocking relationships among our directors.

Ñ We do not have excise tax gross-up arrangements with any of our executive officers.

Ñ We do not guarantee incentive awards.

Ñ We do not permit hedging or pledging of company stock.

Ñ We do not provide significant perquisites or separate pension programs to our executive officers.

Ñ We do not have a poison pill.

do

Board Governance Structure

The Board Governance Guidelines set forth the Board’s policy that the positions of Chairman of the Board and Chief Executive Officer should be held by separate persons to aid in the Board’s oversight of management. The Board Governance Guidelines are available on our website at www.advancedenergy.com/en-us/about/leadership.

The Company believes this Board leadership structure is most appropriate for the Company because it provides the Board with increased independence. Additionally, we separate the roles of Chairman of the Board and Chief Executive Officer in recognition of the differences between the two roles as they are presently defined. The principal responsibility of the Chief Executive Officer is to manage the business of the Company, whereas the principal responsibilities of the Chairman of the Board are to manage the operations of the Board of Directors and its committees and provide oversight and counsel to the Chief Executive Officer on behalf of the Board.

Risk Oversight

Senior management manages material risks and reviews such risks with the Chief Executive Officer, and if warranted, the Board. As part of its general oversight role, the Board reviews business reports from management that routinely outline operational risks that may exist from time to time. In addition, for risks related more specifically to the financial operations of the Company, such as credit risk, liquidity risk, and cybersecurity, the Audit and Finance Committee examines reports from management and reviews such risks in light of the Company’s business operations.

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Attendance and Meetings

In 2023, the Board of Directors held nine meetings, and the independent directors of the Board held four executive sessions. Each of the directors attended above 75% of the aggregate number of meetings of the Board of Directors (held during the period for which he or she was a director) and the committees that he or she served on (during the period for which he or she was a committee member).

Members of the Board of Directors are welcomed and encouraged, but not required, to attend the 2024 Annual Meeting. The Company’s annual meeting of stockholders held on April 27, 2023 (the “2023 Annual Meeting”) was attended in person or by telephone by all of the nominees and then-members of the Board of Directors.

Board Committees

To support effective corporate governance, our Board of Directors delegates certain responsibilities to its committees, who report on their activities to the Board. These committees act pursuant to written charters adopted by the Board and have the authority to engage legal counsel or other advisors or consultants as they deem appropriate to carry out their responsibilities.

The Board’s standing committees consist of the Audit and Finance Committee, Nominating, Governance & Sustainability Committee, and Compensation Committee. The Board of Directors dissolved the standing Pricing Committee, which consisted of Mr. Grant H. Beard, Mr. Frederick A. Ball, and Mr. Ronald C. Foster, on April 27, 2023, but may form an ad hoc pricing committee as needed.

AUDIT AND FINANCE COMMITTEE

Meetings: 9
Chair: Ronald C. Foster
Other Members:
● Brian M. Shirley	● Tina M. Donikowski	● Lanesha T. Minnix

Independence: 100% compliance with Nasdaq and SEC rules. The Board of Directors determined that each of the members of the Audit and Finance Committee is “independent” in accordance with the Nasdaq Stock Market Rules and Rule 10A-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Financial Expertise: 100% compliance with SEC rules. The Board of Directors has evaluated the credentials of Messrs. Foster and Shirley, and Ms. Donikowski and determined that they are “audit committee financial experts” as defined under the rules promulgated by the SEC.

Charter: Available at www.advancedenergy.com/en-us/about/leadership
Key Responsibilities:
● appoint and oversee Advanced Energy’s independent registered public accounting firm;
● pre-approve audit, audit-related, and non-audit services, terms, and fees charged by the independent registered public accounting firm;
● supervise and monitor the performance of the Company’s internal audit department;
● monitor the integrity of the Company’s financial reporting process and review the adequacy and effectiveness of Company’s internal control over financial reporting;

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● review and discuss the financial statements and disclosure thereof, quarterly earnings press releases, any financial information, and earnings guidance;
●
establish and maintain procedures for confidential and anonymous submission of concerns regarding internal control over financial reporting or auditing matters and reporting of potential misconduct or undue risk;

● review and discuss the Company’s capital structure, potential capital market transactions, and capital allocation strategies;
● review and approve related party transactions;
● at least annually receive reports from the General Counsel and discuss the adequacy of the Company’s policies and practices related compliance with applicable laws and regulations;
● oversee financial-related risks, enterprise risk management program, and data privacy and cybersecurity risks.

Audit Fees: The Audit and Finance Committee pre-approves all audit and permissible non-audit services provided by Advanced Energy’s independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is provided by category of service, with approvals for specific fees within each pre-approved category made by management. In 2023, the Audit and Finance Committee pre-approved all of the services provided by Ernst & Young LLP, Advanced Energy’s independent registered public accounting firm.

Financial Statements: The Audit and Finance Committee also conducts financial reviews with Advanced Energy’s independent registered public accounting firm prior to the release of financial information in the Company’s Forms 10-K and 10-Q. Management has primary responsibility for Advanced Energy’s financial statements and the overall reporting process, including systems of internal controls. The independent registered public accounting firm audits the annual financial statements prepared by management, expresses an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows of Advanced Energy in conformity with accounting principles generally accepted in the United States and discusses with the Audit and Finance Committee any issues they believe should be raised.

Report of the Audit and Finance Committee

In accordance with the Audit and Finance Committee’s written charter duly adopted by the Board of Directors, we have reviewed Advanced Energy’s audited financial statements, as of and for the year ended December 31, 2023, and met together and separately with both management and Ernst & Young LLP, the Company’s independent registered public accounting firm for 2023, to discuss Advanced Energy’s audited financial statements as of and for the year ended December 31, 2023. In addition, the Audit and Finance Committee has discussed with the independent registered public accounting firm the matters outlined in Statement on Auditing Standards No. 1301, as amended (Communication with Audit Committees), to the extent applicable and received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Further, the Audit and Finance Committee received the written disclosures and the letter from the independent accountants required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit and Finance Committee concerning independence, and discussed with the independent registered public accounting firm the independent accountant’s independence.

Based on its review and discussion of the foregoing matters and information, the Audit and Finance Committee recommended to the Board of Directors that the audited financial statements referenced above be included in Advanced Energy’s Annual Report on Form 10-K for the year ended December 31, 2023. The Audit and

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Finance Committee has recommended the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2024, subject to stockholder ratification.

The Audit and Finance Committee

Ronald C. Foster, Chairman

Tina M. Donikowski

Lanesha T. Minnix

Brian M. Shirley

This report of the Audit and Finance Committee is not deemed “soliciting material” and is not deemed filed with the SEC or subject to Regulation 14A or the liabilities under Section 18 of the Exchange Act.

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NOMINATING, GOVERNANCE & SUSTAINABILITY COMMITTEE

Meetings: 4
Chair: Tina M. Donikowski
Other Members:
● Anne T. DelSanto	● Lanesha T. Minnix	● John A. Roush

Independence: 100% compliance with Nasdaq rules. Each of the members of the Nominating, Governance & Sustainability Committee is an “independent director” within the meaning of the Nasdaq Stock Market Rules.

Charter: Available at www.advancedenergy.com/en-us/about/leadership
Key Responsibilities:
● review and determine the appropriate composition and size of the Board;
● establish skills, experience, qualifications, and other criteria to serve as a director;
●
identify and screen individuals qualified to become directors, consider candidates recommended by stockholders, and recommend to the Board the slate of director nominees for election by stockholders and any candidates to appointed by the Board to fill vacancies between stockholder meetings;

● assist with assessment of director independence and ensure the majority of directors are independent;
● recommend to the Board directors to be appointed to serve on Board committees and as chairs of each committee;
● sponsor and oversee performance evaluations for each of the Board committees and the Board as a whole and conduct director peer evaluations
● oversee director succession planning and review succession plans for the Chief Executive Officer;
● develop and review periodically, at least annually, key corporate governance policies of Advanced Energy and recommend any changes to the Board;
● periodically review and reassess the adequacy of Advanced Energy’s charter and by-laws;
● review the Company’s sustainability program and goals and the Company’s progress towards achieving those goals; and
● review ESG trends that could impact the Company’s business operations, performance, and reputation.

Director Nominations

The Nominating, Governance & Sustainability Committee evaluates and interviews potential director candidates. All members of the Board may interview the final candidates. The Nominating, Governance & Sustainability Committee of the Board considers candidates for director nominees proposed by directors and stockholders, as described in more detail below. The Nominating, Governance & Sustainability Committee may retain recruiting professionals to assist in identifying and evaluating candidates for director nominees, but does not retain any recruiters currently. The Nominating, Governance & Sustainability Committee has no stated specific or minimum qualifications that must be met by a candidate for director. However, as set forth in the Company’s Board Governance Guidelines, the Nominating, Governance & Sustainability Committee strives for a mix of skills and diverse perspectives (functional, cultural, and geographic) that is effective for the Board. In selecting nominees, the Nominating, Governance & Sustainability Committee assesses the independence, character, and acumen of candidates. The Nominating, Governance & Sustainability Committee also endeavors to establish a number of areas of collective core competency of the Board and assess whether a candidate possesses skills that would be complementary to the Board, including business judgment, leadership, strategic

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vision and knowledge of management, accounting, finance, industry, technology, manufacturing, international markets and marketing. Additional criteria include a candidate’s personal and professional ethics, integrity and values, as well as his or her willingness to devote sufficient time to prepare for and attend meetings and participate effectively on the Board.

The Board Governance Guidelines provide that the Nominating, Governance & Sustainability Committee is responsible for reviewing with the Board, from time to time, the appropriate skills and characteristics required of Board members in the context of the current make-up of the Board. In assessing the diversity of the Board, the Nominating, Governance & Sustainability Committee considers such factors as leadership, character, reputation, integrity, judgment, age, understanding of and experience in manufacturing, technology expertise, finance and marketing acumen, and exposure and experience in international markets. The Board values a diverse set of viewpoints and experiences, and also considers gender and ethnic diversity. These factors, which are among the factors the Board and the Nominating, Governance & Sustainability Committee considers useful to a well-functioning board, are reviewed in the context of assessing the perceived needs of the Board at any particular point in time and in its search for potential nominees.

The Nominating, Governance & Sustainability Committee will consider any and all director candidate recommendations by our stockholders that are submitted in accordance with the procedures set forth in the Company’s Second Amended and Restated By-Laws. The Nominating, Governance & Sustainability Committee will apply the same processes and criteria in evaluating director candidates recommended by stockholders as it applies in evaluating director candidates recommended by directors, members of management, or any other person. If you are a stockholder and wish to recommend a candidate for nomination to the Board of Directors, you should submit your recommendation in writing to the Nominating, Governance & Sustainability Committee, in care of the Corporate Secretary of Advanced Energy at 1595 Wynkoop St., Suite 800, Denver, Colorado 80202. Your recommendation must include all of the information set forth in Article III, Section 6(a) of the Second Amended and Restated By-Laws of Advanced Energy, including but not limited to, your name and address, the class and number of shares of Advanced Energy which are, directly or indirectly, owned beneficially and of record, the name of the person you recommend for nomination, the reasons for your recommendation, a summary of the person’s business history and other qualifications as a director of Advanced Energy, and whether such person has agreed to serve, if elected, as a director of Advanced Energy. Please also see the information under the section entitled “Proposals of Stockholders” on page 66 of this proxy statement.

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COMPENSATION COMMITTEE

Meetings: 5
Chair: Frederick A. Ball
Other Members:
● Anne T. DelSanto	● David W. Reed	● John A. Roush
Independence: 100% compliance with Nasdaq rules. Each of the members of the Compensation Committee is an “independent director” within the meaning of the Nasdaq Stock Market Rules.
Non-Employee: 100% compliance with SEC rules. Each of the members of the Compensation Committee is an “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act.
Charter: Available at www.advancedenergy.com/en-us/about/leadership
Key Responsibilities:
●
annually review and approve, or review and recommend to the Board for approval, the salaries, incentives, and other forms of compensation for the Chief Executive Officer and other senior executives of Advanced Energy;

● review and approve, or recommend to the Board for approval, senior executive employment agreements, severance agreements and change in control agreements/provisions;
● adopt, administer, approve, and ratify incentive compensation and stock plans and awards thereunder;
● review and make recommendations to the Board regarding incentive-based compensation recovery, or “clawback,” policies, and administer as appropriate;
● review and propose to the Board from time to time changes in director compensation;
● review human resources management strategy, executive management succession planning, CEO succession planning in the context of executive compensation;
●
periodically review benefit, incentive compensation, and stock plans, compensation agreements, plans, policies, and arrangements, and establish procedures and mechanisms designed to cause the same to comply with applicable laws and regulation; and

● approve, or recommend to the Board for approval, policies relating to compensation and benefit plans.

Compensation Consultant: The Compensation Committee retains an independent compensation consultant to assist and advise the Compensation Committee in fulfilling the above responsibilities. For the 2023 fiscal year, the Compensation Committee engaged Compensia, Inc. to conduct a competitive review of executive compensation and advise the Compensation Committee on other compensation related matters, such as the Company’s long-term incentive compensation programs for its executive officers and its compensation program for its non-employee directors.

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Proposal No. 2 - Ratification of the Appointment of Ernst & Young LLP as Advanced Energy’s Independent Registered Public Accounting Firm for 2024

What am I voting on and how should I vote?

You are being asked to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2024 fiscal year. Although our governing documents and applicable law do not require us to submit this matter to stockholders, the Board believes that asking stockholders to ratify the appointment of Ernst & Young LLP is consistent with best practices in corporate governance.

We believe that Ernst &Young LLP is sufficiently qualified to conduct their duties as independent registered public accounting firm.

The Board of Directors therefore recommends you vote “FOR” the ratification of the appointment of Ernst & Young LLP as Advanced Energy’s independent registered public accounting firm for 2024.

Ratification of Independent Registered Accounting Firm

The Audit and Finance Committee is directly responsible for the appointment, retention, and oversight of the work of any independent registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company and its subsidiaries.

If stockholders do not ratify the appointment of Ernst & Young LLP, the Audit and Finance Committee will regard such vote as a direction to consider the appointment of a different independent registered public accounting firm. Even if the appointment of Ernst & Young LLP is ratified by the stockholders, the Audit and Finance Committee has the discretion to select a different independent registered public accounting firm at any time if it determines that a change would be in our and our stockholders’ best interests.

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Independent Registered Public Accounting Firm Fees and Services

The following table presents fees billed to Advanced Energy for professional services rendered by Ernst & Young LLP, our independent registered public accounting firm for 2023 and 2022. All of the fees in the following table were approved by the Audit and Finance Committee in conformity with its pre-approval process. Pre-approval generally is provided for up to one year, and any pre-approval is detailed as to the category of services and generally is subject to a specific budget. The independent registered public accounting firm and Advanced Energy’s management are required to periodically report to the Audit and Finance Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, including the fees for the services performed to date. In addition, the Audit and Finance Committee also may pre-approve particular services on a case-by-case basis, as required.

Fee Category		2023	2022
		(In thousands)
Audit Fees	(1)	$4,451	$3,676
Audit Related Fees	(2)	—	—
Tax Fees	(3)	796	389
All Other Fees	(4)	—	—
Total Fees		$5,247	$4,065
(1)	Audit Fees consisted of fees for (a) professional services rendered for the annual audit of Advanced Energy’s consolidated financial statements and internal controls over financial reporting, (b) review of the interim consolidated financial statements included in quarterly reports, and (c) services that are typically provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements.
(2)	Audit Related Fees consisted of fees for assurance and related services that were reasonably related to the performance of the audit or review of Advanced Energy’s consolidated financial statements and are not reported under “Audit Fees.”
(3)	Tax Fees consisted of fees for tax advice and/or tax planning during 2023 and 2022.
(4)	All Other Fees are not applicable.

Required Vote

Ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm for Advanced Energy for 2024 requires the affirmative “FOR” vote of a majority of the shares present at the 2024 Annual Meeting (by proxy or in person), excluding abstentions and broker non-votes.

Representatives of Ernst & Young LLP are expected to be present at the 2024 Annual Meeting to respond to appropriate questions and to make a statement should they so desire.

The Board of Directors recommends a vote “FOR” the ratification of the appointment of Ernst & Young LLP as Advanced Energy’s independent registered public accounting firm for 2024.

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Proposal No. 3 - Advisory Approval of the Company’s Named Executive Officer Compensation

What am I voting on and how should I vote?

We are providing our stockholders an opportunity to indicate whether they approve of our named executive officer compensation as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and narrative discussion in this proxy statement. This proposal is required pursuant to Section 14A of the Exchange Act.

Although this vote is advisory and is not binding on the Company, the Compensation Committee of the Board will take into account the outcome of the vote when considering future executive compensation decisions.

We believe that our compensation philosophy and practices are consistent with market practices, designed to retain key executives and reward company performance, and aligned with long-term stockholder interests.

The Board of Directors therefore recommends you vote “FOR” the below resolution.

“RESOLVED, on a non-binding, advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in the Company’s Proxy Statement for the 2024 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

This advisory vote, commonly referred to as “say on pay,” is not intended to address any specific item of compensation, but instead relates to our overall compensation philosophy as described in “Compensation Discussion and Analysis,” the tabular disclosures regarding named executive officer compensation, and the narrative disclosure accompanying the tabular presentation. These disclosures allow you to view the trends in our executive compensation program and the application of our compensation philosophies for the years presented.

97%
At the 2023 Annual Meeting, over 97% of the votes cast approved our “say on pay” proposal.

Advanced Energy’s compensation program is designed and administered by the Compensation Committee, which is composed entirely of “independent directors” within the meaning of the Nasdaq Stock Market Rules. We carefully consider many different factors, as described in the section “Compensation Discussion and Analysis,” in order to provide appropriate compensation for our executives. Our executive compensation program is intended to attract, motivate, and reward the executive talent required to achieve our corporate objectives and increase stockholder value. The Compensation Committee has designed our compensation program to be competitive with the compensation offered by those peers with whom we may compete for executive talent. Targets for base salaries, annual cash incentive, and long-term equity incentive awards for executives factor in competitive data. A large proportion of our executive officers’ total potential compensation is performance-based in order to align their interests with those of our stockholders, place more of their

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compensation at risk, and emphasize a long-term strategic view. The Compensation Committee deliberately designs compensation objectives in order to allocate a significant percentage of each of our named executive officers’ compensation to performance-based measures.

As discussed in “Compensation Discussion and Analysis” beginning on page 31 of this proxy statement, we believe that our executive compensation program properly links executive compensation to Company performance and aligns the interests of our executive officers with those of our stockholders.

Executive Compensation Objectives

The Compensation Committee believes that executive compensation is a meaningful tool to communicate, align, and reinforce business priorities that support our stockholders’ interests. We also believe it is an important element in the attraction, retention, and recognition of leadership and key talent for the Company. In designing an effective structure, the Compensation Committee follows these key principles:

●	Pay for performance – aligning pay with a balanced view of performance across leadership priorities to support stockholders’ interest in sustainable results;
●	Appropriate pay levels – ensuring targets are reasonable based on position, performance, and market context; and
●	Strong governance – structuring our program with a balanced incentive design to promote the successful execution of our strategic objectives and dutifully manage risk.

Required Vote

Advisory approval of the Company’s named executive officer compensation requires the affirmative “FOR” vote of a majority of the shares present at the 2024 Annual Meeting (by proxy or in person), excluding abstentions and broker non-votes. The vote on this proposal is advisory in nature and, therefore, is not binding on the Company; however, the Board and Compensation Committee will review the results and take into consideration such results when making future executive compensation decisions.

The Company will ask its stockholders to consider an advisory vote on the compensation of our named executive officers every year until the next vote of our stockholders on the frequency of such advisory votes at our 2029 annual meeting of stockholders pursuant to applicable SEC rules, at which time we will consider the outcome of the vote and decide how frequently to hold such future advisory votes.

The Board of Directors recommends a vote “FOR” the approval of the Company’s named executive officer compensation.

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Security Ownership of Certain Beneficial Owners and Management

As of February 1, 2024, there were 37,323,406 shares of the Company’s common stock outstanding. The following table sets forth the beneficial ownership of Advanced Energy common stock as of February 1, 2024 (unless otherwise noted) by:

●	each person known to us to beneficially own more than five percent (5%) of the outstanding common stock;
●	each director and nominee for director;
●	each named executive officer and former named executive officer that held executive leadership roles during 2023; and
●	the directors and executive officers as a group.

Unless otherwise indicated, the address of each individual named below is c/o Advanced Energy Industries, Inc., 1595 Wynkoop St., Suite 800, Denver, Colorado 80202.

	Shares of Common
	Stock Beneficially
Name of Stockholder	Owned **		Percent Owned
BlackRock, Inc.	5,986,069	(1)	16.0%
The Vanguard Group	4,470,367	(2)	12.0%
FMR LLC	4,146,831	(3)	11.1%
Ameriprise Financial, Inc.	2,492,027	(4)	6.7%
Stephen D. Kelley, President, Chief Executive Officer, and Director	59,501	(5)(6)	*
Paul R. Oldham, Executive Vice President and Chief Financial Officer	35,654	(5)(6)	*
Elizabeth K. Vonne, Executive Vice President and General Counsel	2,716	(5)(6)	*
Eduardo Bernal Acebedo, Executive Vice President and Chief Operations Officer	19,735	(5)(6)	*
John Donaghey, Executive Vice President and Global Head of Sales	13,029	(5)(6)	*
Grant H. Beard, Chairman of the Board of Directors	60,157	(7)	*
Frederick A. Ball, Director	40,572	(7)	*
Anne T. DelSanto, Director	5,500	(7)	*
Tina M. Donikowski, Director	7,955	(7)	*
Ronald C. Foster, Director	36,850	(7)	*
Lanesha T. Minnix, Director	3,835	(7)	*
David W. Reed, Director	3,233	(7)	*
John A. Roush, Director	33,468	(7)	*
Brian M. Shirley, Director	2,468	(7)	*
All executive officers and directors, as a group (14 persons)	324,673		*
*	Less than 1% and unless otherwise noted, all shares are held either directly or indirectly by individuals possessing sole voting and investment power with respect to such shares.
(1)	Information as to the amount and nature of beneficial ownership was obtained from the Schedule 13G/A filed with the SEC on January 22, 2024, by BlackRock, Inc. BlackRock, Inc. reports sole voting power over 5,925,633 shares and sole dispositive power over 5,986,069 shares. The address for BlackRock, Inc. is 50 Hudson Yards, New York, New York 10001. None of Blackrock, Inc.’s subsidiaries claim beneficial ownership of 5% or greater of the outstanding shares of the Company’s stock except for BlackRock Fund Advisors.

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(2)	Information as to the amount and nature of beneficial ownership was obtained from the Schedule 13G/A filed with the SEC on February 13, 2024, by The Vanguard Group. The Vanguard Group reports shared voting power over 70,207 shares, sole dispositive power over 4,360,020 shares and shared dispositive power over 110,347 shares. The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.
(3)	Information as to the amount and nature of beneficial ownership was obtained from the Schedule 13G/A filed with the SEC on February 9, 2024, by FMR LLC. FMR LLC reports sole voting power over 4,145,196 shares and sole dispositive power over 4,146,831 shares. The address for FMR LLC is 245 Summer Street, Boston, MA 02210. None of FMR LLC’s subsidiaries claim beneficial ownership of 5% or greater of the outstanding shares of the Company’s stock except for Fidelity Management & Research Company LLC.
(4)	Information as to the amount and nature of the beneficial ownership was obtained from the Schedule 13G/A filed with the SEC on February 14, 2024, by Ameriprise Financial, Inc. and Columbia Management Investment Advisers, LLC. Ameriprise Financial, Inc. reports shared voting power over 2,346,247 shares and shared dispositive power over 2,492,027 shares. Columbia Management Investment Advisers, LLC reports shared voting power over 2,343,914 shares and shared dispositive power over 2,370,640 shares. The address for Ameriprise Financial, Inc. is 145 Ameriprise Financial Center, Minneapolis, MN 55474. The address for Columbia Management Investment Advisers, LLC is 290 Congress Street, Boston, MA 02210. Ameriprise Financial, Inc. is the parent holding company of Columbia Management Investment Advisers, LLC, an investment adviser, and may be deemed to beneficially own the shares reported herein by Columbia Management Investment Advisers, LLC. Each of Ameriprise Financial, Inc. and Columbia Management Investment Advisers, LLC disclaims beneficial ownership of the shares of the Company’s stock reported herein.
(5)	Includes beneficial ownership of the following numbers of shares that may be acquired within 60 days of February 1, 2024, pursuant to stock options granted or assumed by Advanced Energy:

Stephen D. Kelley	7,436
Paul R. Oldham	12,084
Eduardo Bernal Acebedo	12,084
Elizabeth K. Vonne	—
John Donaghey	6,507

(6)	Includes beneficial ownership of the following numbers of shares that will be acquired within 60 days of February 1, 2024, pursuant to stock awards (also called “restricted stock units”) granted or assumed by Advanced Energy:

Stephen D. Kelley	27,155
Paul R. Oldham	7,549
Eduardo Bernal Acebedo	5,164
Elizabeth K. Vonne	1,752
John Donaghey	3,129

(7)	The shares reported in the table do not include awards that will be granted to each non-employee director if such person is reelected to the Board of Directors at the 2024 Annual Meeting.

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Executive Compensation

Compensation Discussion and Analysis

This Compensation Discussion and Analysis describes our overall executive compensation philosophy and objectives for our named executive officers.

Our named executive officers for 2023 were the following five individuals:

Name	Position
Stephen Kelley	President and Chief Executive Officer
Paul Oldham	Executive Vice President and Chief Financial Officer
Eduardo Bernal Acebedo	Executive Vice President and Chief Operations Officer
Elizabeth Vonne	Executive Vice President, General Counsel & Corporate Secretary
John Donaghey	Executive Vice President, Global Sales

Our Compensation Committee reinforced our philosophy of “pay for performance culture” by making the majority of our named executive officers’ 2023 pay contingent on the achievement of financial and stock price performance through our 2023 Short-Term Incentive Plan (referred to as the “2023 STI Plan”) and our 2023 Long-Term Incentive Plan (referred to as the “2023 LTI Plan”), which we discuss in more detail below. In 2023, 89% of our Chief Executive Officer’s target compensation and, on average, 78% of our other named executive officers’ target compensation was performance based. For the purposes of these calculations, performance-based compensation includes the 2023 STI Plan at target and the 2023 LTI Plan grant date fair value of annual equity grants.

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Executive Summary and Overview of 2023 Compensation

Our Company’s long-term success depends on our ability to fulfill the expectations of our customers in a competitive environment and deliver value to stockholders. To achieve these goals, it is critical that we can attract, motivate, and retain highly talented individuals at all levels of the organization who are committed to the Company’s values and objectives.

Pay Principles

The Company strives to provide compensation to its executive officers that is:

●
linked to stockholder value creation,
●
reflective of the overall performance of the Company, and
●
considerate of the competitive market levels of compensation needed to recruit, retain and motivate top executive talent, while remaining consistent with the other objectives.

Fiscal Year 2023 Business Performance

In 2023, we delivered solid revenue and non-GAAP earnings per share in a challenging market environment. Although our semiconductor revenue decreased by about 20% due to the semiconductor market downcycle, we outperformed most of our sub-system peers. Aggregate revenue in our non-semiconductor markets was flat, with record revenues in the industrial and medical, and growth in telecom and networking markets offsetting headwinds in the data center computing market. As a result, our 2023 revenue of $1.66 billion declined roughly 10% from 2022, a significant improvement in our performance compared to previous semiconductor downturns.

During the year, we saw an improvement in material costs, and we took advantage of lower factory loading to accelerate our plan to optimize our manufacturing footprint and improve efficiency. In 2023, we completed the closure of three factories as part of our multiyear plan to consolidate our manufacturing into large factories to drive efficiencies and scalability. Overall, 2023 earnings and non-GAAP earnings were $3.46 and $4.88 per share, respectively.  Cash flow from continuing operations in 2023 was a record $213 million. During 2023, we achieved a record stock price level and for the five years ending on December 31, 2023, our stock has outperformed the Nasdaq composite, Dow Jones U.S. Electrical Components and Equipment, and S&P 1000 indices.

In 2023, we launched 20 new platform products across the Company, including several groundbreaking platforms. In the semiconductor market, we launched eVerestTM and eVosTM for plasma etch and deposition applications, and in the industrial and medical space, we launched NeoPower, our new flagship configurable power platform with industry-leading power density. We are working closely with our customers to adapt and customize our platform products to meet the specific requirements of high-value applications. We achieved a Company record number of design wins in 2023.

Although we experienced a challenging demand environment in 2023, we achieved record cash flow from operating activities as we managed our working capital and core spending levels.

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Highlights of our consolidated fiscal year 2021, 2022, and 2023 financial performance and key business metrics are provided below. All amounts are in millions, except for earnings per share.

* Indicates financial performance metric in the 2023 Short-Term Incentive Plan

Note: A reconciliation of the non-GAAP measures above is provided in Appendix A to this proxy statement.

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Compensation Philosophy and Objectives

The Company’s executive compensation program is based on the same objectives that guide the Company in establishing all of its compensation programs:

   Compensation should reflect the level of job responsibility as well as Company and individual performance. As employees progress to higher levels in the organization, an increasing proportion of their pay is linked to Company performance because those employees are more able to affect the Company’s results.

   Compensation should reflect the value of the job in the marketplace. To attract and retain a highly skilled work force, we must remain competitive with the pay of other premier employers with whom we compete for talent.

Pay for Performance Philosophy
●
Compensation should promote both near-term and long-term focus required for the Company’s success by aligning executive officers’ interests with those of stockholders.
●
Compensation should reflect the level of job responsibility as well as Company and individual performance. As employees progress to higher levels in the organization, an increasing proportion of their pay is linked to Company performance because those employees are more able to affect the Company’s results.
●
Compensation should reflect the value of the job in the marketplace. To attract and retain a highly skilled work force, we must remain competitive with the pay of other premier employers with whom we compete for talent.

Overview of Executive Compensation Program

The Compensation Committee

The Compensation Committee is responsible for establishing, implementing, and monitoring adherence with the Company’s compensation philosophy. Accordingly, the Compensation Committee strives to develop and maintain competitive, progressive programs that reward executives for continuous improvement in key financial metrics that drive Company performance and stockholder value. The Compensation Committee also recognizes the need for compensation programs to attract, retain, and motivate high caliber employees, foster teamwork, and maximize the long-term success of Advanced Energy by appropriately rewarding our executives for their achievements. The Compensation Committee evaluates risk and rewards associated with the Company’s overall compensation philosophy and structure.

The Compensation Committee has the authority to engage independent advisors to assist it in making determinations with respect to the compensation of our executives and other employees. For the 2023 fiscal year, the Compensation Committee engaged Compensia, Inc. to conduct a competitive review of executive compensation and advise the Compensation Committee on other compensation related matters. Compensia has not provided any other services to the Company or the Compensation Committee and has not received compensation other than with respect to the services provided to the Compensation Committee. In connection with its engagement of Compensia, the Compensation Committee (a) evaluated Compensia’s independence from management including the independence of the individual representatives of Compensia who served as the Compensation Committee’s consultants, and (b) determined that Compensia is free of conflicts of interest and independent based on the Nasdaq Stock Market’s independence factors.

Role of Executive Officers in Compensation Decisions

The Compensation Committee meets with the Company’s Chief Executive Officer and other senior executives to obtain recommendations with respect to the Company’s compensation programs and practices for executives and other employees. The Compensation Committee takes management’s recommendations into consideration, but is not bound by management’s recommendations with respect to executive compensation. Compensation for the Chief Executive Officer is recommended by the Compensation Committee to the Board for its review and ratification. While management attends certain meetings of the Compensation Committee,

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the Compensation Committee also holds executive sessions not attended by any members of management or by non-independent directors.

Use of Market Data for Comparison Against Peer Companies

One factor that the Compensation Committee considers when making compensation decisions is the compensation paid to executives of a peer group of companies. The Compensation Committee also considers other factors discussed below under the heading “Components of Executive Compensation.”

Our compensation peer group consists of publicly traded companies of roughly similar size to Advanced Energy, all of which are from related industries, including the semiconductor and electronic equipment industries, and may compete with Advanced Energy for executive talent. Our criteria for selecting our peer group companies includes companies with revenue between 50% and 200% and market capitalization between 33% and 300% of Advanced Energy.

The Compensation Committee reviews our peer companies annually to take into account the volatility and breadth of the industries in which Advanced Energy participates. While the Compensation Committee attempts to maintain consistency year to year, adjustments are made as needed. In consultation with Compensia, the Compensation Committee reviewed its list of peer companies in July 2022, to be used for a comparative review for 2023 compensation. As a result of this review, the Compensation Committee removed Azenta, Inc. (formerly Brooks Automation, Inc.), Curtiss-Wright Corp., MACOM Technology Solutions Holdings, Inc., Moog, Inc., Novanta, Inc., Rogers Corporation, Semtech Corp., SPX Technologies, and Wolfspeed Inc. due to revenues outside the selection criteria, acquisition activity, and less relevant business fits. To replace these companies and better align with the semiconductor industry, the Compensation Committee added Cirrus Logic, Inc., MaxLinear, Inc., Silicon Laboratories Inc., Synaptics Incorporated, and Ultra Clean Holdings, Inc.

For 2023, the list of peer companies consists of the following 15 publicly traded companies.

Peer Companies
Coherent Corp. (formerly II-IV)	Littelfuse Inc.	Power Integrations, Inc.
Cirrus Logic, Inc.	MaxLinear, Inc.	Silicon Laboratories Inc.
Entegris, Inc.	MKS Instruments, Inc.	Smart Global Holdings Inc.
FormFactor, Inc.	Monolithic Power Systems, Inc.	Synaptics Incorporated
Kulicke & Soffa Industries, Inc.	OSI Systems, Inc.	Ultra Clean Holdings, Inc.

Components of Executive Compensation

For 2023, the principal components of compensation for named executive officers were: (1) base salary, (2) annual performance-based cash compensation under the 2023 STI Plan, (3) long-term performance-based equity incentive compensation under the 2023 LTI Plan, and (4) other benefits, each of which is described in more detail below. As we mentioned above, a majority of our named executive officers’ target compensation in 2023 was performance-based compensation under our 2023 STI Plan and 2023 LTI Plan, consistent with our “pay for performance culture.”

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PRINCIPAL COMPENSATION COMPONENTS FOR NAMED EXECUTIVE OFFICERS:

Base Salary	Short-Term Incentive Plan	Long-Term Incentive Plan	Other Benefits

The amount and relative allocation of each of the above components at target depends on the following factors:
Historical rates of executive compensation	Data obtained from management’s recruitment activities	Comparative review and analysis provided by Compensia, our independent compensation consultant	Alignment with the Company’s overall compensation philosophy, the executives’ responsibilities, and their performance

Base Salary

Base salaries are set at levels that the Compensation Committee deems to be sufficient to attract and retain highly talented executive officers capable of fulfilling the Company’s key objectives. Base salaries of our named executive officers are also set with the goal of rewarding executive officers on a day-to-day basis for their time and services and based on their job responsibilities. For 2023, the Compensation Committee decided to increase each of the named executive officers’ base salary based on a combination of merit increases and updates to ensure continued alignment with peer company compensation and general market trends.

The base salaries of each of our named executive officers in 2023 were as follows:

		Base Salary	% Increase
Name	Position	(per annum)	from 2022
Stephen Kelley	President and Chief Executive Officer	$950,000	5.6%
Paul Oldham	Executive Vice President and Chief Financial Officer	$535,500	5.0%
Eduardo Bernal Acebedo (1)	Executive Vice President and Chief Operations Officer	$491,468	6.5%
Elizabeth Vonne	Executive Vice President, General Counsel and Corporate Secretary	$410,000	7.9%
John Donaghey	Executive Vice President, Global Sales	$460,000	5.7%

(1)	Mr. Bernal Acebedo is paid in Singapore Dollars (“SGD”) and his salary was converted to USD using an exchange rate of 0.76 as of December 31, 2023.

Short-Term Incentive Plan Compensation

2023 Short-Term Incentive Plan Metrics

The 2023 STI Plan provides the Company’s named executive officers with an opportunity to earn an annual cash bonus based on the Company’s achievement of certain financial performance goals. We intended for the 2023 STI Plan to motivate our executive officers to achieve these financial performance goals and reward them for accomplishing these goals. For 2023, the Compensation Committee selected the following financial

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measures: revenue, weighted at 40%, non-GAAP operating income from continuing operations weighted at 40%, and adjusted cash flow, weighted at 20%. The Compensation Committee believes that these metrics help to drive balanced performance across the business and that non-GAAP metrics are better indicators of the operating performance of the Company. For further discussion and a reconciliation of these non-GAAP measures, see Appendix A to this proxy statement.

To address ongoing volatility in the markets the Company serves, the 2023 STI Plan provided two six-month performance periods (January 1 - June 30 and July 1 - December 31) for each of the financial measures. Any bonus earned during either six-month performance period is not paid until after the end of the fiscal year.

The Compensation Committee set each of our named executive officers’ annual full-year target bonus opportunity as a percentage of his or her base salary. Actual bonuses awarded to each of our named executive officers may range from 0% to 200% of target depending on actual company performance over the performance periods, as described below. For 2023 these annual full-year bonus targets were as follows:

Name	Target as a % of Base Salary	Target
Stephen Kelley	125%	$ 1,187,500
Paul Oldham	85%	$ 455,175
Eduardo Bernal Acebedo (1)	85%	$ 417,748
Elizabeth Vonne	75%	$ 307,500
John Donaghey	85%	$ 391,000

(1) Mr. Bernal Acebedo is paid in Singapore Dollars (“SGD”) and his annual target was converted to USD using an exchange rate of 0.76 as of December 31, 2023.

Our named executive officers’ bonuses are paid out of a bonus pool, the size of which is determined based upon the achievement of established financial performance goals during the relevant six-month performance period. The Compensation Committee established the performance goals for each metric in alignment with the Company’s annual operating plan, which contemplated the Company’s business objectives and anticipated market conditions.

Values in $M, except as noted
		Performance Goals			Actual Performance
		Threshold	Target	Stretch		%
2023 STI Plan		(50%	(100%	(200%	Dollar	Incentive
Financial Performance Metric	Weight	Payout)	Payout)	Payout)	Value	Earned
1H 2023
Revenue*	40%	$710	$835	$960	$841	104.0%
Non-GAAP Operating Income from Continuing Operations**	40%	$44	$102	$156	$106	108.0%
Adjusted Cash Flow***	20%	$78	$116	$160	$110	92.0%
				1H Achievement		51.6%
2H 2023
Revenue*	40%	$716	$842	$968	$815	89.4%
Non-GAAP Operating Income from Continuing Operations**	40%	$48	$107	$157	$101	94.4%
Adjusted Cash Flow***	20%	$56	$117	$162	$126	119.0%
				2H Achievement		48.7%
				Overall Achievement		100.3%
*	Revenue targets based on total company operations for the first and second halves of 2023, as applicable.
**

Non-GAAP Operating Income from Continuing Operations must be met at threshold to trigger pool funding for the Revenue and Non-GAAP Operating Income components. Under the 2023 STI Plan, Non-GAAP Operating Income from Continuing Operations excludes non- cash related charges and non-recurring items.

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***	Adjusted Cash Flow is measured as Non-GAAP Operating Income from Continuing Operations plus or minus the change in working capital, as defined as Accounts Receivable, Inventory, and Accounts Payable.

Note:  Achievement percentages between the threshold and target and between the target and stretch levels are linearly interpolated for each of the first and second half year results, and then those results are averaged together for the full-year payout levels. A reconciliation of the non-GAAP measures above is provided in Appendix A to this proxy statement.

Results of the 2023 Short-Term Incentive Plan

Based on the performance over both halves of the incentive period, our overall corporate achievement was 100.3% for 2023. As a result, the Company’s payouts under the 2023 Short-Term Incentive Plan were as follows:

Financial
(Actual at 100.3 % of Target)
Name	Target	Actual
Stephen Kelley	$ 1,187,500	$ 1,191,063
Paul Oldham	$ 455,175	$ 456,541
Eduardo Bernal Acebedo	$ 417,748	$ 419,001
Elizabeth Vonne	$ 307,500	$ 308,423
John Donaghey	$ 391,000	$ 392,173

The 2023 STI Plan included a discretionary individual performance-based modifier ranging from 0% to 150% of the amounts otherwise earned based on corporate performance by the named executive officers. The modifier had a cap in which no executive could achieve greater than 200% of the target incentive. For fiscal year 2023, the Compensation Committee chose not to modify the 2023 bonus of any executive officer based on individual performance.

2024 Short-Term Incentive Plan

The Compensation Committee, in consultation with Compensia, maintained the 2024 Short-Term Incentive Plan largely as designed in 2023, including the right to use a discretionary individual performance-based modifier ranging from 0% to 150% for the named executive officers, and continuation of the cap in which no executive can achieve greater than 200% of the target incentive. The Compensation Committee also approved weighting the potential 2024 STI earned over the two six-month performance periods proportional to the 2024 annual operating plan where 40% of the incentive potential is calculated in the first half and 60% of the incentive potential is calculated in the second half, consistent with the timing of projected earnings.  Each half will be a stand-alone performance period.

Long-Term Incentive Plan Compensation

We use stock awards to motivate and reward our executive officers, including our named executive officers, for long-term corporate performance and to align their interests with those of our stockholders.

Consistent with market practice in companies of our size and in our industry, our long-term incentive program is comprised primarily of full-value equity vehicles, namely time-based and performance-based restricted stock units (“RSUs”). We award RSUs to provide a long-term, retentive element to the executive pay package. We also use performance-based RSUs (“performance stock units”) in the program to further enhance the alignment between pay and the long-term performance of our Company.

2023 Long-Term Incentive Plan

In fiscal year 2023, we granted our executives, including our named executive officers, a mix of performance-based and time-based RSU awards, on an equally weighted basis, under the 2023 LTI Plan.  The annual equity awards granted to our named executive officers under the 2023 LTI Plan were determined by our Compensation Committee after reviewing data from a competitive market analysis prepared by Compensia. In addition, our

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Compensation Committee considered the input of our CEO regarding the criticality of, individual performance of, and pay levels for his direct reports.

During 2023 each of our named executive officers participated in the 2023 LTI Plan, pursuant to which we granted equity awards under the Company’s 2017 Omnibus Incentive Plan, as amended. For 2023, the Compensation Committee determined the following 2023 target dollar value for equity awards granted to each of our named executive officers:

2023 LTI Plan Target
Name	Grant Date Fair Value
Stephen Kelley	$6,250,000
Paul Oldham	$1,800,000
Eduardo Bernal Acebedo	$1,600,000
Elizabeth Vonne	$1,000,000
John Donaghey	$1,000,000

2023 LTI Plan targets are set at levels that the Compensation Committee deems to be sufficient to attract and retain highly talented executive officers capable of fulfilling the Company’s key objectives. In consultation with Compensia, the Compensation Committee reviewed the LTI Plan targets of the Company’s executive officers compared to the peer group and general market data, as well as named executive officer performance and execution, to determine a 2023 LTI Plan target award value. The Compensation Committee determined that each of the named executive officers listed above would receive (a) 50% of the 2023 LTI Plan award value in the form of time-based restricted stock units and (b) 50% of the LTI Plan award value in the form of performance stock units. We determined the number of time-based restricted stock units and performance stock units to be granted to each named executive officer by dividing each named executive officer’s target grant date value indicated above by the 30-day trailing average of the closing price of the Company’s common stock leading up to the grant date, which was March 1, 2023 for the named executive officers.  Accordingly, these values differ from the grant date fair value amounts reported in the “Summary Compensation Table for 2023” below, which are reported in accordance with both SEC and accounting rules. Further details regarding the number of time-based restricted stock units and performance stock units that we granted to each of the named executive officers under the 2023 LTI Plan can be found in the “2023 Grants of Plan-Based Awards” table below.

The grants of time-based restricted stock units in 2023 vest ratably over a three-year period with 1/3 vesting on each anniversary of the grant date.

The Compensation Committee, in consultation with Compensia, kept the metrics for the achievement of the performance stock units granted as part of the 2023 LTI Plan largely unchanged from 2022. In 2023, the performance stock units were again based 70% on our relative total shareholder return (“rTSR”) performance compared to a benchmark performance of the S&P 1000, and 30% based on achievement of strategic goals. For 2023, the strategic goal relates to achievement of established levels of non-GAAP gross margin percentage measured over any four consecutive quarters in the three-year performance period. Amounts may be earned as performance occurs, but do not vest and are not issued until the end of the performance period. The Compensation Committee believes that these metrics again closely align management’s interests with stockholders and maintains a focus on achieving strategic objectives.

With respect to the rTSR component, eligible participants have the opportunity to earn up to one-third of the performance stock units during each of the 12-month, 24-month, and 36-month measurement periods, respectively, based on our rTSR performance compared to the S&P 1000. Eligible participants also have the ability to earn any additional performance stock units not earned in the first two measurement periods based on financial performance of our rTSR ranking relative to the S&P 1000 during the 36-month performance period. As noted above, any earned performance stock units are not eligible to vest or be issued until the end of the 36-month performance period. The multi-year structure reflects the cyclical nature of the markets that the Company operates in and encourages performance each year, while the 36-month performance period reflects the long- term incentive structure of the plan. As of December 31, 2023, participants have banked and earned

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23.3% of the total shares granted at target based on rTSR performance in 2023; provided however, that these shares will not vest until the end of the three-year performance period.

2023 LTI Performance Stock Unit Performance Goals
		Threshold	Target	Stretch
		(0%	(100%	(200%
Financial Performance Metric	Weight	payout)	payout)	payout)
Relative Total Shareholder Return	70%	-50pp to Index	At Index	+50pp to Index
Non-GAAP Gross Margin Percentage*	30%	37%	40%	42%
*

Non-GAAP Gross Margin Percentage refers to the Company’s non-GAAP gross margin from continuing operations, which excludes non-cash related charges (such as stock-based compensation) and non-recurring items (such as acquisition related costs and facility expansion, relocation, and restructuring related costs).

The chart set forth below shows the time-based restricted stock units (which vest in three equal installments on each of the first three anniversaries of the grant date) and the performance stock units awarded under the 2023 LTI Plan and earned as a result of the performance for the year.

	2023 LTI Time-Based	2023 LTI Time-Based	2023 LTI Performance	2023 LTI Performance
	Restricted Stock	Restricted Stock Units	Stock Units Granted	Stock Units Vested
	Units Granted	Vested in 2023	(At Target)	In 2023
Name	(#)	(#)	(#) (1)	(#)
Stephen Kelley	32,849	—	32,849	—
Paul Oldham	9,460	—	9,460	—
Eduardo Bernal Acebedo	8,409	—	8,409	—
Elizabeth Vonne	5,255	—	5,255	—
John Donaghey	5,255	—	5,255	—
(1)	In 2023, we granted these awards at the target amount. Previous years were granted at 200% of the target amount for tracking purposes, should stretch targets be met.

2022 Long-Term Incentive Plan

The chart set forth below shows the time-based restricted stock units (which vest in three equal installments on each of the first three anniversaries of the grant date) and the performance stock units awarded under the 2022 Long-Term Incentive Plan (the “2022 LTI Plan”) and earned as a result of the rTSR performance for the year. As of December 31, 2023, participants have banked and earned 46.6% of the total shares granted at target based on rTSR performance in 2022 and 2023; provided however, these shares will not vest until the end of the three-year performance period. Consistent with the design of the 2023 LTI Plan, our Compensation Committee determined that if the performance results of the 36-month period, as applied to all of the rTSR performance stock units, exceeds the sum of the 12-month, 24-month, and 36-month performance periods, each as applied to one-third of the rTSR performance stock units, then the performance results for the 36-month performance period will be the rTSR achievement for all of the rTSR performance stock units (up to 200%).

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	2022 LTI Time-Based	2022 LTI Time-Based	2022 LTI Performance	2022 LTI Performance
	Restricted Stock	Restricted Stock Units	Stock Units Granted	Stock Units Vested
	Units Granted	Vested in 2023	(At Target)	In 2023
Name	(#)	(#)	(#) (1)	(#)
Stephen Kelley	26,564	8,855	26,564	—
Paul Oldham	7,674	2,558	7,674	—
Eduardo Bernal Acebedo	7,083	2,361	7,084	—
Elizabeth Vonne (2)	5,146	1,716	3,371	—
John Donaghey	4,132	1,378	4,132	—
(1)	Granted at 200% of the target amount should stretch targets be met for tracking purposes.
(2)	Reflects an initial grant Ms. Vonne received upon joining the Company of time-based restricted stock units valued at $150,000.

2021 Long-Term Incentive Plan

In 2021, we awarded each of our named executive officers performance stock units under our 2021 Long-Term Incentive Plan (the “2021 LTI Plan”) that vest based on our achievement of performance metrics over a three-year performance period (2021-2023). Under the 2021 LTI Plan, the performance stock units would vest based on the achievement of rTSR performance relative to the S&P 1000 for the 12-month, 24-month, and 36-month measurement periods and achievement of the strategic objectives to increase our market share in specified areas and to develop and implement an ESG plan. Our Compensation Committee determined to base the performance outcome for the rTSR component of the 2021 LTI Plan on our 36-month rTSR performance relative to the S&P 1000, which was achieved at 78.3%, and determined that the strategic objectives were achieved at the 116.6% performance level, resulting in overall performance for the 2021 LTI Plan of 89.8% of target. We believe that disclosure of the specific strategic objectives and outcomes could cause competitive harm as such corporate goals and results are not publicly disclosed and are competitively sensitive. Similar to our other targets, the Compensation Committee set the strategic objectives at a rigorous level so as to be challenging, yet achievable.

	2021 LTI Time-Based	2021 LTI Time-Based	2021 LTI Performance	2021 LTI Performance
	Restricted Stock	Restricted Stock Units	Stock Units Granted	Stock Units Vested
	Units Granted	Vested in 2023	(at Target)	In 2024
Name	(#)	(#)	(#) (1)	(#)
Stephen Kelley	22,052	7,351	22,052	19,801
Paul Oldham	5,513	1,838	5,513	4,949
Eduardo Bernal Acebedo	7,459	2,487	1,715	1,538
Elizabeth Vonne (2)	—	—	—	—
John Donaghey	3,421	1,140	1,474	1,322
(1)	Granted at 200% of this amount should stretch targets be met.
(2)	Ms. Vonne did not receive a grant for the 2021 plan year.

Additional information regarding the number of restricted stock units that vested under our 2021, 2022, and 2023 LTI Plans for each named executive officer in 2023 can be found below in the “2023 Option Exercises and Stock Vested” table and information regarding the number of restricted stock units that are unvested but remain outstanding for each named executive officer can be found below in the “2023 Outstanding Awards at Fiscal Year End” table.

Other Benefits

The executive officers were eligible to participate in health and welfare benefits as offered in the country of their employment. These benefits are designed to attract and retain a skilled workforce in a competitive marketplace. These benefits also help ensure that the Company has a healthy and focused workforce through reliable and competitive health and other personal benefits. These benefits were considered in relation to the total

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compensation package but did not materially impact decisions regarding other elements of executive officer compensation.

All U.S. employees of the Company, including the named executive officers, are eligible to participate in the Company’s 401(k) savings plan and are eligible to receive matching contributions from the Company. This plan is considered a safe-harbor plan which matches 100% of the employee’s contributions on the first three percent (3%), then fifty percent (50%) of the next two percent (2%) of contributions. The Company’s 401(k) savings plan has immediate vesting of the Company’s matching contributions.

Our U.S.-based named executive officers were entitled to a preventative care medical benefit of an annual physical with a dollar value of up to $3,500 per calendar year.  Mr. Bernal Acebedo is not eligible for this benefit because he is based outside of the U.S.

Deferred Compensation Plan

In 2021, the Company established a deferred compensation plan that commenced in 2022. The plan allows a group of management employees, including the named executive officers, to defer receiving a portion of their cash or equity-based compensation.

The Company will also credit to each participant’s account under the plan an amount equal to the employer matching contribution that would have been made for the participant under the Company’s 401(k) plan that could not be made under that plan due to limitations under the tax code. The Company also may make discretionary contributions to participants’ accounts in the plan.

Earnings and losses on amounts deferred under the plan will be determined on the basis of the participants’ deemed investments of their account balances into investment alternatives selected by participants from alternatives made available by the Compensation Committee from time to time, which may include commercially available investments or Company stock.

Generally, distributions under the plan will be paid in a cash lump sum or Advanced Energy common stock (aligned with their deemed investments) six months after the participant’s separation from service unless the participant has elected to receive annual installments over a period of up to ten years or the participant has begun receiving distributions as a result of an election to receive distributions on a specified date prior to separation from service. A participant also may elect to receive distributions on the participant’s death or disability.

Any and all company contributions to this plan for 2023 are disclosed in the “Summary Compensation Table for 2023” (the “Summary Compensation Table”) and the “Non-Qualified Deferred Compensation” sections below.

Tax and Accounting Implications

When determining the compensation packages of our named executive officers, the Compensation Committee considers all factors that may have an impact on our financial performance, such as accounting rules and tax regulations, including Section 162(m) of the Internal Revenue Code. Section 162(m) generally disallows a tax deduction to publicly traded corporations for compensation in excess of $1 million paid for any fiscal year to certain covered employees, generally including our named executive officers. The Compensation Committee believes that the tax deduction limitation should not compromise the Company’s ability to design and maintain executive compensation arrangements necessary to attract and retain strong executive talent. Accordingly, achieving the desired flexibility in the design and delivery of compensation may result in compensation that in certain cases is not deductible for federal income tax purposes.

Response to the 2023 Advisory Vote on Executive Compensation

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act and the SEC’s rulemakings thereunder, we offered our stockholders an advisory vote on executive compensation as set forth more fully in our 2023 proxy statement. As reported on the Current Report on Form 8-K filed with the SEC on April 28, 2023,

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over 33.8 million shares of our common stock voted in favor of the executive compensation paid to our named executive officers at our 2023 Annual Meeting, representing approximately 97% of the votes cast on the proposal. In light of this approval rate, our Compensation Committee believed that no significant changes to our compensation programs were required. We will continue to carefully consider our annual votes in making future compensation decisions. We value the feedback of all of our stockholders and encourage all of our stockholders to vote on Proposal No. 3 as contained in this proxy statement.

Anti-Hedging and Anti-Pledging Policies

The Company’s insider trading policy prohibits all employees, officers, directors and their immediate family and controlled entities from engaging in any hedging or pledging transactions with respect to the Company’s common stock.

Clawback Policy

The Board of Directors adopted the Advanced Energy Industries, Inc. Compensation Clawback Policy (the “Clawback Policy”) on November 2, 2023, in accordance with the applicable listing rules of The Nasdaq Stock Market, Section 10D of the Exchange Act, and Rule 10D-1 promulgated thereunder. In the event of an accounting restatement (i) due to material noncompliance with any financial reporting requirement under the securities law or (ii) that corrects an error that is not material to previously issued financial statements, but would result in a material misstatement if the error were not corrected in the current period or left uncorrected in the current period, the Clawback Policy requires the Company to recover from Section 16 officers (including our named executive officers) the amount of incentive-based compensation received that exceeds the amount of incentive-based compensation that otherwise would have been received had it been determined based on restated amounts.

The Clawback Policy is fully compliant with the SEC’s final rule adopted on January 27, 2023. The Clawback Policy operates in addition to, and not in lieu of, any other rights of the Company to recoup or recover incentive awards under applicable laws and regulations, including the Sarbanes-Oxley Act of 2002 and the Dodd-Frank Act. The Company to date has not sought to recoup any payments under this Clawback Policy. We review our Clawback Policy periodically and will amend or update it as necessary to comply with the applicable regulations and any new requirements.

Stock Ownership Policy

We maintain a Stock Ownership Policy that is applicable to the Chief Executive Officer, the named executive officers reporting to the Chief Executive Officer, and non-employee members of the Board of Directors. The Stock Ownership Policy provides that (a) the Chief Executive Officer shall own an amount of stock of the Company with a value equal to at least five (5) times his or her annual base salary (excluding any bonus, award or special compensation), (b) the named executive officers reporting to the Chief Executive Officer shall own an amount of stock of the Company with a value equal to at least three (3) times his or her annual base salary (excluding any bonus, award or special compensation), and (c) non-employee members of the Board of Directors shall own an amount of stock of the Company with a value equal to at least five (5) times the annual retainer for Board service (exclusive of any compensation for Committee service, meeting fees, leadership roles and the like), based in each case, on the volume weighted average closing price of the Company’s stock for the two fiscal years as of December 31 of the applicable year and subject to the terms in the policy. The policy provides for a phase-in period over five years to achieve the respective ownership goal. The Chief Executive Officer, named executive officers, and non-employee members of the Board either currently conform to the policy or are on track to fully comply within the required time period.

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Change in Control and General Severance Agreements

The Company entered into certain executive change in control and general severance agreements (the “agreements”) in 2018 with Mr. Oldham, in 2021 with Mr. Kelley and in 2022 with Ms. Vonne and Mr. Donaghey. The agreements provide each of the executive officers with severance payments and certain benefits in the event of a termination without cause (as defined in the agreements) at any time (known as the “General Severance Benefits”), or a termination without cause or for good reason (as defined in the agreements) following an actual, or during a pending, change in control (known as “CIC Benefits”). The Company provides CIC Benefits in order to keep management focused on the Company’s stated corporate objectives irrespective of whether the achievement of such objectives makes the Company attractive for acquisition, and to avoid the distraction and loss of key management that could occur in connection with a rumored or actual change in corporate control. The Company decided to also provide General Severance Benefits in these agreements after determining that such benefits were commonly provided by the Company’s peers. The Compensation Committee approved the terms and conditions of the agreements based on consideration of marketplace benchmark data and the Company’s retention objectives.

Under these agreements, if the executive’s employment is terminated without cause (and not in connection with a change in control), then the General Severance Benefits provided to the executive are: (a) all then accrued compensation, (b) a lump sum payment equal to one times (1x) (or in the case of the Chief Executive Officer, one and a half times (1.5x)) the executive’s then current annual base salary, (c) continuation of insurance and other benefits for twelve (12) months following the date of termination, (d) an amount equal to the contributions that would have been made to the Company’s retirement plans on behalf of executive, if the executive had continued to be employed for twelve (12) months following the date of termination, and (e) reimbursement, up to $15,000, for outplacement services.

Under these agreements, in the event of an executive’s termination without cause or for good reason within 12 months following an actual, or during a pending, change in control, the CIC Benefits provided to the executive are: (a) all then accrued compensation and a pro-rata portion of executive’s target bonus for the year in which the termination is effected, (b) a lump sum payment equal one and a half times (1.5x) the executive’s then current annual base salary and target bonus for the year in which the termination is effected (or in the case of the Chief Executive Officer, two times (2x) the then current annual base salary and target bonus amount), (c) continuation of insurance and other benefits for 18 months following the date of termination, (d) an amount equal to the contributions that would have been made to the Company’s retirement plans on behalf of executive, if the executive had continued to be employed for twelve (12) months following the date of termination, (e) reimbursement, up to $15,000, for outplacement services, and (f) full vesting and right to exercise all stock options, equity grants and other equity awards (at maximum) then held by the executive so terminated.

The payment of the General Severance Benefits and CIC Benefits under these agreements are conditioned upon the executive’s execution of a release of claims against the Company.

Compensation Risk Assessment

In 2023, the Compensation Committee, with the assistance of our compensation consultant, Compensia, Inc., reviewed the formal risk assessment for all our incentive compensation programs that have material impact on our financial statements. In conducting such review, the Compensation Committee considered key information about each incentive compensation plan within our compensation program, including the number of participants, target annual awards, performance metrics, and design features. As a result of such review, the Compensation Committee determined that none of our incentive plans presents a material adverse risk to the financial statements of the Company.

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Compensation Committee Report

The information contained in this report shall not be deemed to be “soliciting material” or “filed” with the SEC or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates such information by reference in a document filed under the Securities Act or the Exchange Act.

The Compensation Committee of the Board has reviewed and discussed with management the above Compensation Discussion and Analysis for fiscal year 2023. Based upon the review and discussions, the Compensation Committee recommended to the Board, and the Board has approved, that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement for its 2024 Annual Meeting.

This report is submitted by the Compensation Committee.

Frederick A. Ball, Chair

Anne T. DelSanto

David W. Reed

John A. Roush

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Equity Compensation Plan Information

The Company currently maintains two equity compensation plans, each of which were approved by the Company’s stockholders: The Company’s Amended and Restated 2023 Omnibus Incentive Plan (the “2023 Omnibus Plan”) and the Employee Stock Purchase Plan (“ESPP”). The 2023 Omnibus Plan replaced and superseded the Company’s 2017 Omnibus Incentive Plan, as amended (the “Prior Plan”), which terminated on April 27, 2023, following stockholders’ approval of the 2023 Omnibus Plan. Although options remain outstanding under the Prior Plan, no shares are available for future equity grants.

The following table sets forth the number of shares of common stock subject to outstanding options and other rights, the weighted-average exercise price of outstanding options, and the number of shares remaining available for future award grants as of December 31, 2023, in the equity compensation plans.

	A		B	C
Number of securities
remaining available
	Number of securities			for issuance under
	to be issued upon		Weighted average	equity compensation
	exercise of outstanding		exercise price of	plans (excluding
	options, warrants,		outstanding options,	securities reflected
	and rights		warrants, and rights	in column (A)
Plan Category	(#)		($)	(#)
Equity Compensation plans approved by security holders	89,162	(1)	76.69	2,900,540	(2)
Equity compensation plans not approved by security holders	—		—	—
Total	89,162	(1)	76.69	2,900,540	(2)
(1)	Includes shares underlying options granted under the Prior Plan.
(2)	Includes 577,461 shares available for future issuance under the ESPP.

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Management

Executive officers of the Company are appointed by the Board and serve until their successors have been appointed and qualified or until their earlier resignation or removal by the Board. The following table sets forth names and ages of our current executive officers of the Company and their respective positions with the Company as of the date of mailing this proxy statement.

Name	Age	Position	Principal Occupation and Business Experience

STEPHEN KELLEY	61	President, Chief Executive Officer and Director

Stephen D. Kelley has served as President & Chief Executive Officer, and as a member of Board of Directors of the Company since March 2021. Mr. Kelley served as President & CEO of Amkor Technology, Inc. (Nasdaq: AMKR), a publicly traded leading semiconductor package and test company, from May 2013 to June 2020. Prior to joining Amkor, Mr. Kelley served as Senior Advisor to Advanced Technology Investment Company, the Abu Dhabi-sponsored investment company that owns GlobalFoundries, until December 2012. Mr. Kelley served as Executive Vice President and Chief Operating Officer of Cree Inc. (now Wolfspeed, Inc., NYSE: WOLF) from 2008 to 2011. Previously, Mr. Kelley held executive leadership roles of various businesses at companies including Texas Instruments, Philips Semiconductors, National Semiconductor, and Motorola. Mr. Kelley currently serves on the board of directors of ONTO Innovation Inc. (NYSE: ONTO), a leader in the process control for the semiconductor and related industries, since January 2023. Mr. Kelley holds an SB ChE from the Massachusetts Institute of Technology and a JD from Santa Clara University.

PAUL OLDHAM	61	Executive Vice President, Chief Financial Officer

Mr. Oldham joined the Company in May 2018 as its Executive Vice President & Chief Financial Officer. Previously Mr. Oldham served as the Senior Vice President of Administration, Chief Financial Officer and Corporate Secretary of Electro Scientific Industries, Inc., a developer and manufacturer of laser-based production equipment (“ESI”), from February 2016, until December 2017, and as the Vice President of Administration, Chief Financial Officer and Corporate Secretary of ESI from January 2008, until February 2016. Prior to joining ESI, Mr. Oldham was employed at Tektronix, Inc., a test, measurement, and monitoring company, since 1988, where he held several senior leadership positions, including Vice President Finance and Corporate Controller, Vice President - Treasurer and Investor Relations and European Operations Controller. Mr. Oldham has a bachelor’s degree in Accounting and an MBA in accounting and finance from Brigham Young University.

EDUARDO BERNAL ACEBEDO	57	Executive Vice President, Chief Operations Officer

Mr. Bernal Acebedo joined the Company in September 2021 as Executive Vice President and Chief Operations Officer and is based in Singapore. Mr. Bernal Acebedo has more than 30 years of experience managing global operations in the semiconductor industry and has successfully led large, complex, global organizations through phases of significant growth and transformation. He joined the Company from NXP Semiconductors (Nasdaq: NXPI), where he was senior vice president of assembly and test operations, responsible for a global footprint of multiple factories with a team of 12,000 employees. Prior to that, Mr. Bernal Acebedo was with Texas Instruments, where he held various leadership roles in operations, manufacturing, planning, and quality. Mr. Bernal Acebedo holds a Bachelor of Science degree in Industrial Engineering from the Technological Institute of Aguascalientes in Mexico and is a graduate of the Leading Organization & Change program from the Massachusetts Institute of Technology.

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Name	Age	Position	Principal Occupation and Business Experience

ELIZABETH VONNE	51	Executive Vice President, General Counsel & Corporate Secretary

Ms. Vonne joined the Company in April 2022 as Executive Vice President, General Counsel and Corporate Secretary. Ms. Vonne has more than 20 years of experience in the legal field. She joined the Company from Mesa Laboratories, Inc., a multinational manufacturer of critical quality control and life science tools, where she served as Vice President, Legal, General Counsel, and Secretary. Prior to that, Ms. Vonne was a Partner at Davis, Graham & Stubbs LLP, a leading law firm that focuses on corporate transactions, complex litigation, and regulatory compliance. Previously, she was an Associate Attorney at a multinational law firm in New York City. Ms. Vonne holds a Juris Doctor from Columbia Law School and a Bachelor of Arts degree from Amherst College.

JOHN DONAGHEY	55	Executive Vice President, Global Sales

Mr. Donaghey joined the Company in July 2021 as Senior Vice President, Global Sales and as of July 2022, serves as Executive Vice President, Global Sales. Mr. Donaghey served in senior sales and business leadership roles at Amkor Technology, Inc. (Nasdaq: AMKR), a publicly traded leading semiconductor package and test company, for seven years, most recently as global leader of sales. Prior to that, Mr. Donaghey was with Texas Instruments (Nasdaq: TXN) from 1991 to 2014 in various leadership, sales, and marketing roles. Mr. Donaghey holds a Bachelor of Science degree in electrical engineering from Texas A&M University and a Master of Business Administration from Southern Methodist University.

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Summary Compensation Table for 2023

The following table shows compensation information for fiscal 2021, 2022, and 2023 for the named executive officers. We did not have any other executive officers during fiscal 2023.

								Change in
								Pension Value
								and
								Nonqualified
							Non-Equity	Deferred
					Stock	Option	Incentive Plan	Compensation	All Other
			Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Name and Principal Position	Year		($)	($)	($)(2)	($)	($)(3)	($)	($)(4)	($)
Stephen Kelley	2023		947,917	—	6,140,792	—	1,191,063	—	16,350	8,296,122
President and	2022		897,917	—	4,567,414	399,719	1,607,400	—	12,481	7,484,931
Chief Executive Officer	2021		656,571	203,299	5,147,213	—	488,133	—	10,805	6,506,021

Paul Oldham	2023		534,000	—	1,768,452	—	456,541		51,976	2,810,969
Executive Vice President	2022		508,958	—	1,319,468	649,636	683,145	—	29,774	3,190,981
and Chief Financial	2021		470,051	—	1,286,759	—	473,983	—	10,677	2,241,470
Officer
Eduardo Bernal Acebedo	2023		453,663	—	1,571,978	—	419,001	—	150,126	2,594,768
Executive Vice President	2022		418,269	—	1,217,937	649,636	606,960	—	133,051	3,025,853
and Chief Operations	2021		116,881	200,111	822,259	—	60,383	—	37,903	1,237,537
Officer
Elizabeth Vonne	2023		408,750	—	982,370	—	308,423	—	16,781	1,716,324
Executive Vice President	2022		254,795	100,000	630,014	—	315,445	—	9,500	1,309,754
General Counsel and	2021	(1)	—	—	—	—	—	—	—	—
Secretary
John Donaghey	2023		458,958	—	982,370	—	392,173		42,219	1,875,720
Executive Vice President	2022		423,542	—	710,456	349,798	514,265	—	6,431	2,004,492
and Global Head of Sales	2021	(1)	—	—	—	—	—	—	—	—
										—
(1)	Ms. Vonne and Mr. Donaghey were not named executive officers in 2021.
(2)	Stock Awards listed relate to the Long-Term Incentive Plan and the value of such Stock Awards represents the full grant date value in accordance with FASB ASC Topic 718 of: (a) time-based restricted stock units with one-third vesting on each anniversary of the date of grant and (b) performance stock units that may vest during a three-year period contingent on achievement of certain performance goals. The value of the 2023 performance stock units is shown in the table assuming the target performance goals were met. The assumptions used to calculate the value of Stock Awards are set forth under Note 1 of the Notes to Consolidated Financial Statements included in Advanced Energy’s Annual Report on Form 10-K for fiscal year ended December 31, 2023, filed with the SEC on February 15, 2024.
(3)	For each named executive officer, the amount shown in this column represents the amount earned under the STI Plan with respect to the year shown, though the amounts were actually paid in the subsequent fiscal year pursuant to the terms of the STI Plan.
(4)	All Other Compensation for 2023 for Messrs. Kelley, Oldham, and Donaghey and Ms. Vonne consists of (i) a 401(k) employer matching contribution (in the amount of $13,200 for Messrs. Kelley and Oldham and Ms. Vonne, and $9,813 for Mr. Donaghey), (ii) a Company contribution to the non-qualified deferred compensation plan (in the amount of $35,486 for Mr. Oldham and $29,116 for Mr. Donaghey), (iii) a wellness incentive under the Company’s general employee wellness program (in the amount of $100 for Messrs. Oldham and Donaghey and $200 for Ms. Vonne), (iv) a tax gross-up related to the wellness incentive under the Company’s general employee wellness program (in the amount of $40 for Messrs. Oldham and Donaghey and $80 for Ms. Vonne), and (v) an executive physical benefit (in the amount of $3,150 for Messrs. Kelley, Oldham and Donaghey, and $3,300 for Ms. Vonne). All Other Compensation for 2023 for Mr. Bernal Acebedo consists of allowances for transportation and housing in the amount of $106,704, his annual wage supplement, or AWS, which is a common pay practice equal to one month’s salary for employees in Singapore, of $37,805 and tax preparation and perquisites of $5,617.

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2024 ANNUAL
PROXY STATEMENT

2023 Grants of Plan-Based Awards

The following table shows all plan-based awards for each of the named executive officers during 2023. The unvested portion of the stock awards identified in the table below are also reported in the “2023 Outstanding Equity Awards at Fiscal Year-End” table on the following page.

											All Other
										All Other	Option
										Stock	Awards:
										Awards:	Number of	Exercise or
		Estimated Future Payouts Under Non-Equity			Estimated Future Payouts Under Equity					Number of	Securities	Base Price of	Grant Date
		Incentive Plan Awards (1)			Incentive Plan Awards (2)					Shares of	Underlying	Option	Fair Value of
	Grant	Threshold	Target	Maximum	Threshold		Target		Maximum	Stock or Units	Options	Awards	Stock and
Name	Date	($)	($)	($)	(#)		(#)		(#)	(#)(3)	(#)(4)	($/share)	Option Awards ($)(4)
Stephen		593,750	1,187,500	2,375,000	-		-		-	-	-	-
Kelley	3/1/2023	-	-	-	-		-		-	32,849	-	-	3,070,396
	3/1/2023	-	-	-	16,425		32,849		65,698	-	-	-	3,070,396
Paul Oldham		227,588	455,175	910,350	-		-		-	-	-	-
	3/1/2023	-	-	-	-		-		-	9,460	-	-	884,226
	3/1/2023	-	-	-	4,730		9,460		18,920	-	-	-	884,226
Eduardo		208,874	417,748	835,496	-		-		-		-	-
Bernal	3/1/2023	-	-	-	-		-		-	8,409	-	-	785,989
Acebedo	3/1/2023	-	-	-	4,205		8,409		16,818		-	-	785,989
Elizabeth		153,750	307,500	615,000	-		-		-	-	-	-
Vonne	3/1/2023	-	-	-	-	-	-	-	-	5,255	-	-	491,185
	3/1/2023	-	-	-	2,628		5,255		10,510	-	-	-	491,185
John		195,500	391,000	782,000	-		-		-	-	-	-
Donaghey	3/1/2023	-	-	-	-		-		-	5,255	-	-	491,185
	3/1/2023	-	-	-	2,628		5,255		10,510	-	-	-	491,185
(1)	Amounts shown are estimated payouts for 2023 under the Company’s STI Plan. The target bonus amount equals a specified percentage of each named executive officer’s base salary as of December 31, 2023, as described in more detail above under “Components of Executive Compensation—Short-Term Incentive Plan Compensation.” The maximum amount shown is 200% of the target bonus amount for each of the named executive officers. Actual bonuses received by these named executive officers for 2023 (including proration for partial year service) are reported in the Summary Compensation Table under the column entitled “Non-Equity Incentive Plan Compensation.”
(2)	Reflects the performance stock units that vest upon the Company’s achievement of certain performance goals during the three-year period of 2023-2025. These awards are described in more detail above under “Components of Executive Compensation—Long-Term Incentive Plan Compensation.”
(3)	Reflects restricted stock units that vest 1/3 on each anniversary of the grant date. These awards are described in more detail above under “Components of Executive Compensation—Long-Term Incentive Plan Compensation.”
(4)	The value of the time-based restricted stock units, performance stock units and stock options are based on the fair value as of the grant date of such award determined pursuant to FASB ASC Topic 718.

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PROXY STATEMENT

2023 Outstanding Equity Awards at Fiscal Year-End

The following table shows all outstanding equity awards held by the named executive officers as of December 31, 2023. Some of the following awards identified in the table below are also reported in the “2023 Grants of Plan-Based Awards” table above.

	Option Awards					Stock Awards
			Equity Incentive						Equity Incentive	Equity Incentive
			Plan Awards:						Plan Awards:	Plan Awards:
	Number of	Number of	Number of						Number of	Market or Payout
	Exercisable	Unexercisable	Securities			Number of		Market Value	Unearned	Value of
	Securities	Securities	Underlying			Shares or Units		of Shares or	Shares, Units or	Unearned Shares,
	Underlying	Underlying	Unexercised	Option		of Stock That		Units of Stock	Other Rights	Units or Other
	Unexercised	Unexercised	Unearned	Exercise	Option	Have Not		That Have Not	That Have Not	Rights That Have
	Options	Options	Options	Price	Expiration Date	Vested		Vested	Vested	Not Vested
Name	(#)	(#)	(#)	($)	(1)	(#)		($)	(#) (2) (8)	($) (8)
Stephen Kelley	3,718	7,436	—	85.97	3/16/2032	57,908	(3)	6,307,339	130,080	14,168,314

Paul Oldham	6,042	12,084	—	85.97	3/16/2032	16,413	(4)	1,787,704	35,833	3,902,930

Eduardo Bernal Acebedo	6,042	12,084	—	85.97	3/16/2032	15,616	(5)	1,700,895	26,007	2,832,682

Elizabeth Vonne	—	—	—	—	—	8,685	(6)	945,970	11,996	1,306,604

John Donaghey	3,254	6,506	—	85.97	3/16/2032	9,149	(7)	996,509	16,467	1,793,586

(1)	All options expire 10 years following the date of grant and vest one-third per year on each of the first three anniversaries of the date of grant.
(2)	Performance stock units granted prior to 2022 can vest in any quarter during their respective three-year performance period if any of the performance goals are independently met over a trailing four quarter period. These awards are described in more detail above under “Components of Executive Compensation."
(3)	7,350 shares vest on March 1, 2024, from the 2021 LTI Plan; 8,855 shares vest on March 16, 2024 and 8,854 shares vest on March 16, 2025, all from the 2022 LTI Plan; and 10,950 shares vest on March 1, 2024, 10,950 shares vest on March 1, 2025, and 10,949 shares vest on March 1, 2026, all from the 2023 LTI Plan.
(4)	1,837 shares vest on March 1, 2024, from the 2021 LTI Plan; 2,558 shares vest on March 16, 2024 and 2,558 shares vest on March 16, 2025, all from the 2022 LTI Plan; and 3,154 shares vest on March 1, 2024, 3,153 shares vest on March 1, 2025, and 3,153 shares vest on March 1, 2026, all from the 2023 LTI Plan.
(5)	2,485 shares vest on September 13, 2024, from the 2021 LTI Plan; 2,361 shares vest March 16, 2024 and 2,361 shares vest on March 16, 2025, all from 2022 LTI Plan; and 2,803 shares vest on March 1, 2024, 2,803 shares vest on March 1, 2025, and 2,803 shares vest on March 1, 2026, all from the 2023 LTI Plan.
(6)	1,716 shares vest on April 15, 2024 and 1,714 shares vest on April 15, 2025, all from the 2022 LTI Plan; and 1,752 shares vest on March 1, 2024, 1,752 shares vest on March 1, 2025, and 1,751 shares vest on March 1, 2026, all from the 2023 LTI Plan.
(7)	1,140 shares vest on August 2, 2024, from the 2021 LTI Plan; 1,377 shares vest on March 16, 2024 and 1,377 shares vest on March 16, 2025, all from the 2022 LTI Plan; and 1,752 shares vest on March 1, 2024, 1,752 shares vest on March 1, 2025, and 1,751 shares vest on March 1, 2026, all from the 2023 LTI Plan.
(8)To align with how awards were historically tracked, Equity Incentive Plan Awards values are based on achievement of stretch goals of 200% of target for awards granted prior to 2023, and at 100% for awards granted in 2023.

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PROXY STATEMENT

2023 Option Exercises and Stock Vested

The following table shows all stock awards vested and value realized upon vesting by the named executive officers during 2023. No stock options were exercised by the named executive officers during 2023. The shares acquired on vesting listed below include shares from the 2020, 2021, and 2022 LTI Plans, as disclosed in previous proxy statements.

	Option Awards		Stock Awards
	Number of		Number of
	Shares	Value	Shares		Value
	Acquired on	Realized	Acquired on		Realized
	Exercise	on Exercise	Vesting		on Vesting
Name	(#)	($)	(#)		($) (1)
Stephen Kelley	—	—	16,206	(2)	1,540,366
Paul Oldham	—	—	9,105	(3)	859,480
Eduardo Bernal Acebedo	—	—	4,848	(4)	484,836
Elizabeth Vonne	—	—	1,716	(5)	156,551
John Donaghey	—	—	2,518	(6)	276,458
(1)The value realized equals the market value of the Company’s common stock on the release date, multiplied by the number of shares that vested.
(2)Of this number, 7,113 shares were withheld by the Company to cover tax withholding obligations.
(3)Of this number, 3,941 shares were withheld by the Company to cover tax withholding obligations.
(4)Of this number, no shares were withheld by the Company to cover tax withholding obligations.
(5)Of this number, 752 shares were withheld by the Company to cover tax withholding obligations.
(6)Of this number, 928 shares were withheld by the Company to cover tax withholding obligations.

Pension Benefits

Advanced Energy’s named executive officers do not participate in any defined-benefit pension plan. Advanced Energy does not maintain any plan for our named executives that provides for payment or other benefits at, following, or in connection with retirement other than the tax-qualified 401(k) plan, a defined contribution plan.

Non-Qualified Deferred Compensation

As described above, the Company adopted a non-qualified deferred compensation plan in 2021 that became effective in 2022. There were no material changes to this plan in 2023. The following table shows the contributions, earnings, and account balances under the non-qualified deferred compensation plan for each of our named executive officers in 2023.

		Executive	Registrant	Aggregate	Aggregate	Aggregate
		Contributions in	Contributions in	Earnings in Last	Withdrawals/	Balance at Last
		Last Fiscal Year	Last Fiscal Year	Fiscal Year	Distributions	Fiscal Year-End
Name		($) (2)	($) (3)	($) (4)	($)	($) (5)
Stephen Kelley	(1)	—	—	—	—	—
Paul Oldham		656,110	35,486	85,324	—	1,015,903
Eduardo Bernal Acebedo	(1)	—	—	—	—	—
Elizabeth Vonne	(1)	—	—	—	—	—
John Donaghey		344,558	29,116	53,278	—	397,836
(1)	Mr. Kelley and Ms. Vonne did not elect to participate in the non-qualified deferred compensation plan for 2023. Mr. Bernal Acebedo is not eligible to participate in the non-qualified deferred compensation plan as he is not employed in the U.S.

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(2)	The executive contributions represent amounts withheld from the participant’s compensation otherwise payable during the 2023 non-qualified deferred compensation plan year and deferred into the non-qualified deferred compensation plan. All of these amounts are reflected in the Summary Compensation Table.
(3)	The registrant contributions were included in the All Other Compensation column of the Summary Compensation Table above.
(4)	Earnings are credited in accordance with the participant’s investment direction. These amounts represent the aggregate earnings during the 2023 non-qualified deferred compensation plan year on the accounts held for each participant, as applicable. None of these amounts are reflected in the Summary Compensation Table.
(5)	2022 was the first year for the non-qualified deferred compensation plan. For 2022, $17,433 was reported in the All Other Compensation column of the Summary Compensation Table for Mr. Oldham. None of the remaining eligible named executive officers elected to participate in the non-qualified deferred compensation plan in 2022.

Under the non-qualified deferred compensation plan, a group of management employees, including the named executive officers, can defer receiving a portion of their cash or equity-based compensation.  The Company also credits to each participant’s account under the plan an amount equal to the employer matching contribution that would have been made for the participant under the Company’s 401(k) plan that could not be made under that plan due to limitations under the tax code. The Company also may make discretionary contributions to participants’ accounts in the plan.

Earnings and losses on amounts deferred under the plan will be determined on the basis of the participants’ deemed investments of their account balances into investment alternatives selected by participants from alternatives made available by the Compensation Committee from time to time, which may include commercially available investments or Company stock.

Generally, distributions under the plan will be paid in a cash lump sum six months after the participant’s separation from service unless the participant has elected to receive annual installments over a period of up to ten years or the participant has begun receiving distributions as a result of an election to receive distributions on a specified date prior to separation from service. A participant also may elect to receive distributions on the participant’s death or disability.

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2024 ANNUAL
PROXY STATEMENT

Potential Payments upon Termination or Change in Control

The following table describes the potential payments and benefits Messrs. Kelley, Oldham, Bernal Acebedo, Donaghey, and Ms. Vonne would be entitled to under the Company’s compensation and benefit plans and arrangements assuming their employment terminated on December 31, 2023, due to a change in control, an involuntary termination entitling them to severance, a voluntary termination, death, and disability.

			Change in
			Control
			Termination
			w/o Cause		General Severance for
			or for		Termination w/out					Long-
			Good Reason		Cause or for Good		Voluntary			Term
Name		Benefits	(1)(2)(3)		Reason		Termination	Death		Disability
Stephen Kelley		Prorated target bonus	$1,187,500	(4)	$—		—	$1,000,000	(12)	$120,000	(13)
		Accelerated Equity	15,350,946	(5)
		Severance	1,900,000	(6)	1,425,000	(7)	—	—		—
		Target Bonus	2,375,000	(8)	—		—	—		—
		Outplacement Services	15,000	(9)	15,000	(9)	—	—		—
		Continuation of benefits	65,238	(10)	43,492	(11)	—	—		—

Paul Oldham		Prorated target bonus	455,175	(4)	—		—	1,000,000	(12)	120,000	(13)
		Accelerated Equity	4,531,634	(5)
		Severance	803,250	(6)	535,500	(7)	—	—		—
		Target Bonus	682,763	(8)	—		—	—		—
		Outplacement Services	15,000	(9)	15,000	(9)	—	—		—
		Continuation of benefits	59,117	(10)	39,411	(11)	—	—		—

Eduardo Bernal	(14)	Prorated target bonus	—		—		—	304,000		304,000
Acebedo		Accelerated Equity	—
		Severance	37,805		37,805		—	—		—
		Target Bonus	—		—		—	—		—
		Outplacement Services	—		—		—	—		—
		Continuation of benefits	—		—		—	—		—

Elizabeth Vonne		Prorated target bonus	307,500	(4)	—		—	820,000	(12)	120,000	(13)
		Accelerated Equity	1,885,405	(5)
		Severance	615,000	(6)	410,000	(7)	—	—		—
		Target Bonus	461,250	(8)	—		—	—		—
		Outplacement Services	15,000	(9)	15,000	(9)	—	—		—
		Continuation of benefits	65,926	(10)	43,951	(11)	—	—		—

John Donaghey		Prorated target bonus	391,000	(4)	—		—	920,000	(12)	120,000	(13)
		Accelerated Equity	2,328,693	(5)
		Severance	690,000	(6)	460,000	(7)	—	—		—
		Target Bonus	586,500	(8)	—		—	—		—
		Outplacement Services	15,000	(9)	15,000	(9)	—	—		—
		Continuation of benefits	65,088	(10)	43,392	(11)	—	—		—
(1)	Pursuant to the Company’s Executive Change in Control and General Severance Agreement, “Cause” means any of the following: (i) the Executive’s (A) conviction of a felony; (B) commission of any other material act or omission involving dishonesty or fraud with respect to the Company or any of its affiliates or any of the customers, vendors or suppliers of the Company or its affiliates; (C) misappropriation of material funds or assets of the Company for personal use; or (D) engagement in unlawful harassment or unlawful discrimination with respect to any employee of the Company or any of its subsidiaries; (ii) the Executive’s continued substantial and repeated neglect of his duties, after written notice thereof from Senior Management (or the Compensation Committee, if Executive is a member of Senior Management or a named executive officer of the Company), and such neglect has not been cured within 30 days after the Executive receives notice thereof from Senior

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Management (or the Compensation Committee, as applicable); (iii) the Executive’s gross negligence or willful misconduct in the performance of his duties hereunder that is materially and demonstrably injurious to the Company (either singly or on a consolidated basis); or (iv) the Executive’s engaging in conduct constituting a breach of his written obligations to the Company or any subsidiary in respect of confidentiality and/or the use or ownership of proprietary information.
(2)	Pursuant to the Company’s Executive Change in Control and General Severance Agreement, “Good Reason” means any of the following: (i) a material reduction in the Executive’s duties, level of responsibility or authority, other than a change in title only without the Executive’s express written consent; or (ii) a material reduction in the Executive’s Base Salary, without (A) the Executive’s express written consent or (B) an increase in the Executive’s benefits, perquisites and/or guaranteed bonus, which increase(s) have a value reasonably equivalent to the reduction in Base Salary; or (iii) a material reduction in the Executive’s Target Bonus, without (A) the Executive’s express written consent or (B) a corresponding increase in the Executive’s Base Salary; or (iv) the relocation of the Executive’s principal place of business to a location more than thirty-five (35) miles from the Executive’s principal place of business immediately prior to the Change in Control, without the Executive’s express written consent; or (v) the Company’s (or its successor’s) material breach of the agreement.

Notwithstanding the foregoing, the Executive will not be considered to have terminated for Good Reason unless (A) the Executive provides written notice to the Company of the circumstance(s) constituting the Good Reason event within 90 days following the initial existence of such event, (B) the Company fails to cure the Good Reason event within 30 days following its receipt of such notice, and (C) the Executive provides written notice to the Company of his Date of Termination.

(3)	As described above in this proxy statement under the heading “Change in Control and General Severance Agreements” in the Executive Compensation section and as described in the footnotes above, under the Executive Change in Control and General Severance Agreement, in the event of an executive’s termination without “Cause” or for “Good Reason” following an actual or during a pending change in control, all stock options, equity grants, and other equity awards held by the executive so terminated become fully vested and exercisable. For further information regarding the executives’ long-term equity incentive compensation and awards (including options, grants, and awards under the various long-term incentive plans) please refer to the “Executive Compensation” section of this proxy statement. Such accelerated vesting of these stock options, equity grants, and other equity awards could result in payouts to the executives in such circumstances.
(4)	Assumes a December 31, 2023, termination date. Executive to receive a pro rata portion of target bonus.
(5)	The payments relating to equity represent the value of all unvested, accelerated stock options, time-based restricted stock units, and all performance stock units, as of December 31, 2023, calculated by: (i) multiplying the number of accelerated option shares by the difference between the exercise price and the closing price of our common stock on December 31, 2023, and (ii) for RSUs, multiplying the number of accelerated restricted shares (including performance stock units at 100% performance achievement) by the closing price of our common stock on December 31, 2023.
(6)	CEO to receive a lump sum payment equal to two (2) times and each other named executive officer to receive a lump sum payment equal to one and a half (1.5) times his or her then current annual base salary.
(7)	CEO to receive a lump sum payment equal to one and a half (1.5) times and each other named executive officer to receive a lump sum payment equal to one (1.0) time his or her then current annual base salary.
(8)	CEO to receive a lump sum payment equal to two (2) times and each other named executive officer to receive a lump sum payment equal to one and a half (1.5) times his or her then current target bonus.
(9)	Executive may be reimbursed for up to $15,000 in outplacement services.
(10)	Executive to receive: (a) continuation of medical insurance for eighteen (18) months following the date of termination, and (b) an amount equal to the contributions that would have been made to the Company’s retirement plans on his or her behalf if he or she had continued to be employed for eighteen (18) months following the date of termination.
(11)	Executive to receive: (a) continuation of medical insurance for twelve (12) months following the date of termination, and (b) an amount equal to the contributions that would have been made to the Company’s retirement plans on his or her behalf if he or she had continued to be employed for twelve (12) months following the date of termination.
(12)	Executive to receive the proceeds of any life insurance policy carried by the Company with respect to the Executive. For U.S. based executives, in addition to the life insurance death benefit shown in the table above, there is an additional policy for accidental death and dismemberment with a maximum benefit of $1,000,000.
(13)	Executive to receive annual payments under any long-term disability insurance policy carried by the Company with respect to the Executive.
(14)	Executive not covered by Company’s Executive Change in Control and General Severance Agreement. Severance is calculated in accordance with the terms and conditions of his employment agreement.

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2024 ANNUAL
PROXY STATEMENT

Pay versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of the Company. For further information concerning the Company’s variable pay-for-performance philosophy and how the Company aligns executive compensation with the Company’s performance, refer to “Compensation Discussion and Analysis.”

							Value of Initial Fixed $100
							Investment Based On:
			Summary		Average Summary	Average		Peer Group
	Summary		Compensation	Compensation	Compensation	Compensation	Total	Total	Net
	Compensation	Compensation	Table Total	Actually Paid	Table Total for	Actually Paid to	Shareholder	Shareholder	Income	Revenue
Fiscal	Table Total	Actually Paid	for PEO 2	to PEO 2	non-PEO NEOs	non-PEO NEOs	Return	Return	($M)	($M)
Year	for PEO 1	to PEO 1	(1)	(2)	(3)	(4)	(5)	(6)	(7)	(8)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)
2023	$—	$—	$8,296,122	$11,221,436	$2,249,445	$2,881,406	$155	$150	$128	$1,656
2022	$—	$—	$7,484,931	$7,436,630	$2,199,394	$2,145,925	$122	$120	$200	$1,845
2021	$1,165,045	$834,768	$6,506,021	$5,147,912	$1,663,213	$1,170,255	$128	$147	$135	$1,456
2020	$5,794,389	$8,170,019	$—	$—	$1,874,680	$2,138,605	$136	$119	$135	$1,416

*PEO 1Yuval Wasserman

*PEO 2Steve Kelley

(1) The dollar amounts reported in column (d) are the amounts of total compensation reported for Mr. Kelley (our President and Chief Executive Officer) for each corresponding year in the “Total” column of the Summary Compensation Table in each applicable year.

(2) The dollar amounts reported in column (e) represent the amount of “compensation actually paid” to Mr. Kelley, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Kelley during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Mr. Kelley’s total compensation for 2023 to determine the compensation actually paid:

Reported
Summary
	Compensation	Reported Value of	Equity	Compensation
	Table Total for	Equity	Award	Actually Paid to
Year	PEO 2	Awards(a)	Adjustments(b)	PEO 2
2023	$8,296,122	$(6,140,792)	$9,066,106	$11,221,436

(a)	The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year.
(b)	The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. The amounts deducted or added in calculating the total equity award adjustments for 2023 are as follows:

Year over Year
Change in Fair
		Year over Year	Value of Equity
		Change in Fair Value	Awards Granted
	Year End	of Outstanding	in Prior Years	Total Equity
	Fair Value of	and Unvested	that Vested	Award
Year	Equity Awards	Equity Awards	in the Year	Adjustments
2023	$6,295,670	$2,605,025	$165,411	$9,066,106

(3) The dollar amounts reported in column (f) represent the average of the amounts reported for the Company’s named executive officers (“NEOs”) as a group (excluding Messrs. Wasserman and Kelley, as applicable) in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the NEOs (excluding Mr. Kelley) included for purposes of calculating the average amounts in 2023 are as follows: Paul Oldham, Eduardo Bernal Acebedo, Elizabeth Vonne, and John Donaghey.

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(4) The dollar amounts reported in column (g) represent the average amount of “compensation actually paid” to the NEOs as a group (excluding Messrs. Wasserman and Kelley, as applicable), as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group (excluding Messrs. Wasserman and Kelley) during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for the NEOs as a group (excluding Mr. Kelley) for 2023 to determine the compensation actually paid, using the same methodology described above in footnote 1:

Average
	Reported Summary			Average
	Compensation	Average	Average Equity	Compensation
	Table Total for	Reported Value of	Award	Actually Paid to
Year	Non-PEO NEOs	Equity Awards	Adjustments(a)	Non-PEO NEOs
2023	$2,249,445	$(1,326,293)	$1,958,253	$2,881,406
(a)	The amounts deducted or added in calculating the total average equity award adjustments are as follows:

			Year over Year	Average Fair Value
		Year over Year	Average Change	at the End of
		Average Change	in Fair Value	the Prior Year of
	Average	in Fair Value	of Equity Awards	Equity Awards that
	Year End	of Outstanding	Granted in	Failed to Meet	Total Average
	Fair Value of	and Unvested	Prior Years that	Vesting Conditions	Equity Award
Year	Equity Awards	Equity Awards	Vested in the Year	in the Year	Adjustments
2023	$1,359,744	$406,980	$191,530	$-	$1,958,253

(5) Cumulative TSR is calculated by dividing the sum of (i) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and (ii) the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period.

(6) Represents the weighted peer group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose is the following published industry index: Dow Jones US Electrical Computer & Equipment.

(7) The dollar amounts reported represent the amount of net income reflected in the Company’s audited financial statements for the applicable year.

(8) The dollar amounts reported represent the amount of revenue reflected in the Company’s audited financial statements for the applicable year. While the Company uses numerous financial and non-financial performance measures for the purpose of evaluating performance for the Company’s compensation programs, the Company has determined that revenue is the financial performance measure that, in the Company’s assessment, represents the most important performance measure (that is not otherwise required to be disclosed in the table) used by the Company to link compensation actually paid to the Company’s NEOs, for the most recently completed fiscal year, to Company performance.

Financial Performance Measures

As described in greater detail in the section “Compensation Discussion and Analysis,” the Company’s executive compensation program reflects a variable pay-for-performance philosophy. The metrics that the Company uses for both our long-term and short-term incentive awards are selected based on an objective of incentivizing our named executive officers to increase the value of our enterprise for our stockholders. The most important financial performance measures used by the Company to link executive compensation actually paid to the Company’s named executive officers, for the most recently completed fiscal year, to the Company’s performance are as follows:

●	Revenue
●	Non-GAAP Operating Income
●	Adjusted Cash Flow
●	Non-GAAP Gross Margin Percentage
●	Relative Total Shareholder Return

Analysis of the Information Presented in the Pay Versus Performance Table

As described in detail in the section “Compensation Discussion and Analysis,” the Company’s executive compensation program reflects a variable pay-for-performance philosophy. While the Company utilizes several

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performance measures to align executive compensation with Company performance, all of those Company measures are not presented in the Pay Versus Performance table. Moreover, the Company generally seeks to incentivize long-term performance, and therefore does not specifically align the Company’s performance measures with compensation that is actually paid (as computed in accordance with Item 402(v) of Regulation S-K) for a particular year. In accordance with Item 402(v) of Regulation S-K, the Company is providing the following descriptions of the relationships between information presented in the Pay Versus Performance table.

Compensation Actually Paid and Cumulative TSR

The following graph illustrate the relationship between the amount of compensation actually paid to Mr. Kelley, the average amount of compensation actually paid to the Company’s named executive officers as a group (excluding Mr. Kelley), the Company’s total stockholder return, and the total stockholder return of the Dow Jones Electrical Components & Equipment Index over the four years presented in the table. We believe the “Compensation Actually Paid” in each of the years reported above and over the four-year cumulative period are reflective of the Compensation Committee’s emphasis on “pay-for-performance” as the “Compensation Actually Paid” fluctuated year-over-year, primarily due to the result of our stock performance and our varying levels of achievement against pre-established performance goals under our 2023 STI program and 2023 LTI Plans.

AEIS TSR vs. Peer TSR & Compensation Actually Paid
Compensation Actually Paid ($M)
$12
$10
$8
$6
$4
$2
$0
Value of $100 Investment from 12/31/2019)
$300
$270
$240
$210
$180
$150
$120
$90
$60
$30
$0
$8.17
$2.14
$136.19
$118.61
$5.15
$1.17
$0.83
$146.76
$128.44
$7.44
$2.15
$121.55
$119.67
$11.22
$2.88
$154.97
$150.48
FY 2020
FY 2021
FY 2022
FY 2023
PEO 2 CAP ($M)
Average Non-PEO NEO CAP ($M)
PEO 1 CAP ($M)
AEIS TSR
Dow Jones Electrical Components & Equipment Index TSR

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Compensation Actually Paid and Net Income

The following graph illustrate the relationship between the amount of compensation actually paid to Mr. Kelley, the average amount of compensation actually paid to the Company’s named executive officers as a group (excluding Mr. Kelley) and the Company’s net income over the four years presented in the table. While the Company does not use net income as a performance measure in the overall executive compensation program, the measure of net income is correlated with the measure Non-GAAP Operating Income which the Company does use for setting goals in the Company’s short-term incentive compensation program. As described in more detail in the section “Compensation Discussion and Analysis,” the Company targets that approximately 18% of the value of total compensation awarded to the named executive officers consists of amounts determined under the Company short-term incentive compensation program.

AEIS Net Income vs. Compensation Actually Paid
Compensation Actually Paid ($M)
Net Income ($M)
$12
$10
$8
$6
$4
$2
$0
$250
$200
$150
$100
$50
$0
$8.17
$5.15
$7.44
$11.22
$2.14
$1.17
$0.83
$2.15
$2.88
$135
$135
$200
$128
FY 2020
FY 2021
FY 2022
FY 2023
PEO 2 CAP ($M)
Average Non-PEO NEO CAP ($M)
PEO 1 CAP ($M)
Net Income ($M)

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Compensation Actually Paid and Revenue

The following graph illustrates the relationship between the amount of compensation actually paid to Mr. Kelley, the average amount of compensation actually paid to the Company’s named executive officers as a group (excluding Mr. Kelley) and the Company’s revenue performance. While the Company uses numerous financial and non-financial performance measures for the purpose of evaluating performance for the Company’s compensation programs, the Company has determined that revenue is the financial performance measure that, in the Company’s assessment, represents the most important performance measure (that is not otherwise required to be disclosed in the table) used by the Company to link compensation actually paid to the Company’s named executive officers, for the most recently completed fiscal year, to Company performance.  As described in more detail in the section “Compensation Discussion and Analysis,” the Company targets that approximately 18% of the value of total compensation awarded to the named executive officers consists of amounts determined under the Company short-term incentive compensation program and approximately 60% of the value of total compensation awarded to the named executive officers is to be comprised of equity awards, including restricted stock and stock options.

AEIS Revenue vs. Compensation Actually Paid
Compensation Actually Paid ($M)
Revenue ($M)
$12
$10
$8
$6
$4
$2
$0
$2,000
$1,800
$1,600
$1,400
$1,200
$1,000
$800
$600
$400
$200
$0
$1,416
$1,456
$1,845
$1,656
$8.17
$2.14
$5.15
$1.17
$0.83
$7.44
$2.15
$11.22
$2.88
FY 2020
FY 2021
FY 2022
FY 2023
PEO 2 CAP ($M)
Average Non-PEO NEO CAP ($M)
PEO 1 CAP ($M)
Revenue ($M)

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CEO Pay Ratio

As required by SEC rules, we are providing the following information about the ratio of the median annual total compensation of our employees and the annual total compensation of Mr. Kelley, our President and Chief Executive Officer. For the year ended December 31, 2023:

●	the median of the annual total compensation of all employees of our Company was reasonably estimated to be $8,368. The median identified is an Engineer, Design, located in the Philippines.
●	the annual total compensation of Mr. Kelley for 2023, calculated in accordance with the Summary Compensation Table rules, was $8,296,122.
●	based on this information, the ratio of the annual total compensation of our chief executive officer to the median of the annual total compensation of all other employees is estimated to be 991 to 1.

Excluding our CEO, we identified the median employee by examining the base salary for all individuals we employed on December 31, 2023, the last day of our payroll year. We included all our employees globally, whether full-time, part-time, or seasonal, including any interns, fixed term, or apprentice employees. We annualized the total actual base salary for any permanent employee that works full-time but was hired after January 1, 2023. For any employee that we paid in currency other than U.S. Dollars, we then applied the applicable foreign currency exchange rate as of December 31, 2023, to convert such employee’s total compensation into U.S. Dollars.

Once we identified our median employee, we added together all of the elements of such employee’s compensation for 2023 in the same way that we calculate the annual total compensation of our named executive officers in the Summary Compensation Table. To calculate our ratio, we divided Mr. Kelley’s annual total compensation by the median employee’s annual total compensation.

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Certain Relationships and Related Transactions

Policies and Procedures with Respect to Related Party Transactions

The Board is committed to upholding the highest legal and ethical standards of conduct in fulfilling its responsibilities and recognizes that transactions with the Company involving related parties can present a heightened risk of potential or actual conflicts of interest. Accordingly, as a general matter, it is the policy of the Company to avoid related party transactions. Such policy is evidenced in the Board Governance Guidelines and committee charters referenced in this proxy statement and in Integrity at our Core, Advanced Energy’s Code of Ethical Conduct. The types of transactions covered by the policy are:

●	those transactions described under FASB ASC Topic 850 or required to be disclosed in the Company’s financial statements or periodic filings with the SEC under Item 404(a) of Regulation S-K;
●	any monetary engagement between the Company and a Board member or an officer; and
●	business or personal relationships between Board members.

Any related party transaction that does arise must be reviewed and approved by the Audit and Finance Committee. The Audit and Finance Committee, in determining whether to approve the transaction, reviews the facts and circumstances in respect of the transaction for conflicts of interest, including the extent of the Board member or officer’s interest in the transaction, any anticipated effect on the Board member’s or officer’s independent decision-making or judgment in respect to matters affecting the Company, whether the transaction is on terms no more favorable than terms generally available to an unaffiliated third party, any anticipated effect on a Board member’s ability to commit sufficient time and attention to the Board, and other standards deemed appropriate by the committee members in light of the particular transaction being reviewed.

In addition, the Audit and Finance Committee is responsible for reviewing and investigating any matters pertaining to the integrity of management, including conflicts of interest and adherence to the Code of Ethical Conduct. Under the Code of Ethical Conduct, directors, officers, and all other members of the workforce are expected to avoid any relationships, influence, or activity that would cause or even appear to cause a conflict of interest.

Certain Transactions with Related Persons

To the Company’s knowledge, since January 1, 2023, the Company has not participated in, nor are there currently planned, any related party transactions required to be disclosed pursuant to Item 404(a) of Regulation S-K.

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Proposal No. 4 – Approval of Advanced Energy’s Second Amended and Restated Certificate of Incorporation to Provide Exculpation from PERSONAL Liability for Certain Officers as Permitted by Delaware Law and Make Certain Other Minor, Non-Substantive Updates

What am I voting on and how should I vote?

You are being asked to vote on approval of Advanced Energy’s Second Amended and Restated Certificate of Incorporation that would, among other minor, non-substantive updates, provide exculpation from personal liability for certain of the Company’s officers, as permitted by 2022 amendments to the Delaware General Corporation Law.

We believe this Second Amended and Restated Certificate of Incorporation is necessary in order to (i) continue to attract and retain experienced and qualified executives, as similar officer exculpation provisions have been or are likely to be adopted by our peers and others with whom we compete for talent, and (ii) reduce personal legal exposure and help curb corporate litigation and associated costs. This Second Amended and Restated Certificate of Incorporation would also more generally align the protections available to officers with those protections currently available to our directors.

The Board of Directors therefore recommends you vote “FOR” the approval of the Second Amended and Restated Certificate of Incorporation.

On February 8, 2024, the Board approved, subject to approval from our stockholders at the 2024 Annual Meeting, the Second Amended and Restated Certificate of Incorporation of Advanced Energy (the “Proposed Certificate”) to (i) limit the personal liability of the Company’s officers (“Officer Exculpation”) in light of recent amendments to the Delaware General Corporation Law (“DGCL”) and (ii) make certain other minor, non-substantive updates and improvements (the “Non-Substantive Revisions”).

Officer Exculpation

Recent amendments to the DGCL, effective August 2022, enabled Delaware corporations to exculpate officers from personal liability for breach of the fiduciary duty of care in certain limited circumstances, similar to the limitations on liability that have long been applicable to directors. After careful consideration, the Board believes that the Company’s Amended and Restated Certificate of Incorporation currently in effect should be updated to align with developing law and provide exculpation from personal liability to certain senior officers in specific circumstances, as permitted by the DGCL.

The DGCL and the Proposed Certificate both permit exculpation from liability only for direct claims brought by stockholders, including class actions, for breach of the fiduciary duty of care. Neither the DGCL, nor the

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Proposed Certificate eliminate officers’ personal liability for (i) claims for breach of the fiduciary duty of care brought by the Company itself or for derivative claims brought by stockholders in Advanced Energy’s name, (ii) breaches of the duty of loyalty, (iii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, and (iv) any transactions from which the officer derived an improper personal benefit.

The Board believes the Proposed Certificate’s provision of officer exculpation is in the Company’s and its stockholders’ interests for the following reasons:

●	In recent years, officers have increasingly been named as defendants in stockholder litigation for claims of breach of fiduciary duty, resulting in protracted litigation (and associated costs) that would have been quickly dismissed if brought against directors. The Board believes that the Proposed Certificate could help mitigate any potential future harm to the Company and stockholders from this trend by preventing prolonged or frivolous litigation that distracts officers from their primary responsibilities and reducing insurance costs associated with lawsuits. Additionally, as public companies increasingly adopt officer exculpation clauses, insurance companies may raise director and officer insurance premiums for corporations that do not adopt officer exculpation provisions in their governing documents.
●	The Board also believes it is necessary to provide officers with protection from exposure to personal liability to the fullest extent permitted by the DGCL in order to attract and retain skilled officers, especially as more and more public companies adopt officer exculpation provisions. The Company also expects its peers to adopt exculpation clauses that limit the personal liability officers in their governing documents, and failing to provide for Officer Exculpation could result in impaired recruitment and retention. Qualified officer candidates might be deterred from serving a company who fails to adopt similar protections due to exposure to personal liability and the risk that substantial expense may be incurred in defending lawsuits, regardless of merit.
●	Finally, Advanced Energy’s officers frequently must make time-sensitive business decisions that can create substantial risk of investigations or lawsuits seeking to impose personal liability on the basis of hindsight and regardless of merit. The Board believes that the Proposed Certificate, by limiting officers’ exposure to personal monetary liability, will empower officers to exercise their business judgment in furtherance of stockholder interests without the potential distraction of undue personal risk. Officer Exculpation will also more generally align the protections available to our directors with those available to our officers.

The Proposed Certificate is not being proposed in response to any specific resignation, threat of resignation, or refusal to serve by any officer or as a result of any pending or threatened litigation.

Non-Substantive Revisions

The Proposed Certificate also includes other minor, non-substantive improvements and updates to the Company’s currently effective Amended and Restated Certificate of Incorporation, principally technical and conforming changes and modernizing updates, such as conforming language between sections of the Proposed Certificate and the Company’s Second Amended and Restated By-Laws and substituting gender neutral terms. These minor improvements and updates will not have a substantive impact on the rights of stockholders of the Company.

Effect of Approval

The foregoing description of the Proposed Certificate is qualified in its entirety by reference to, and should be read in conjunction with, the full text of the Proposed Certificate, which is set forth in the form of the Second Amended and Restated Certificate of Incorporation attached hereto as Appendix B to this proxy statement. For your convenience, Appendix B is marked with additions indicated by bold, underlined text and deletions indicated by struck text.

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If the Proposed Certificate is approved by the Company’s stockholders, it will become effective upon the filing of the Second Amended and Restated Certificate of Incorporation with the Delaware Secretary of State. This filing is expected to occur shortly after the 2024 Annual Meeting. If the Proposed Certificate is not approved by the Company’s stockholders, the Company’s Amended and Restated Certificate of Incorporation will not be amended and restated, and no exculpation from personal liability will be provided for the Company’s officers. The Company’s officers will nevertheless retain their rights under any indemnification agreements and insurance policies.

Required Vote

Approval of the Proposed Certificate requires the affirmative “FOR” vote of sixty-six and two-thirds percent (66 ⅔%) of the outstanding shares of voting stock of the Company. Abstentions and broker non-votes will have the same effect as a vote against this proposal.

The Board of Directors recommends a vote “FOR” the approval of Advanced Energy’s Second Amended and Restated Certificate of Incorporation to provide exculpation from personal liability for certain officers as permitted by Delaware law and make certain other minor, non-substantive updates.

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Conduct and Communications

Code of Ethical Conduct

Advanced Energy has adopted Integrity at our Core, Advanced Energy’s Code of Ethical Conduct updated in 2023, which applies to all employees, officers, contractors, and members of the Board of Directors. The Code of Ethical Conduct is available on our website at www.advancedenergy.com/en-us/about/environment-social-and-governance. Any waivers of, or amendments to, our Code of Ethical Conduct will be posted on our website.

Communications with Directors

The Board of Directors has established a process to receive communications from stockholders and other interested parties. Stockholders and other interested parties may contact any member, or all members, of the Board of Directors electronically or by mail. Electronic communications should be addressed to corporate.secretary@aei.com. Mail may be sent to any director or the Board of Directors in care of Advanced Energy’s corporate office at 1595 Wynkoop St., Suite 800, Denver, CO 80202. All such communications will be forwarded to the full Board of Directors or to any individual director to whom the communication is addressed unless the communication is clearly of a marketing or inappropriate nature.

Proposals of Stockholders

Stockholder Proposals for Inclusion in Next Year’s Proxy Statement

To be considered for inclusion in next year’s proxy statement, stockholder proposals submitted in accordance with Rule 14a-8 under the Exchange Act must be received at our principal executive offices no later than the close of business on                        , 2024. Proposals should be addressed to Corporate Secretary, Advanced Energy Industries, Inc., 1595 Wynkoop Street, Suite 800, Denver, Colorado 80202.

Other Stockholder Proposals for Presentation at Next Year’s Annual Meeting

Our Second Amended and Restated By-Laws require that any stockholder proposal that is not submitted for inclusion in next year’s proxy statement under Rule 14a-8 under the Exchange Act but is instead sought to be presented directly at the 2025 annual meeting of stockholders (the “2025 Annual Meeting”), must be received at our principal executive offices not earlier than the 90th day and not later than the close of business on the 60th day prior to the anniversary of the date of the 2024 Annual Meeting. As a result, proposals, including director nominations, submitted pursuant to our Second Amended and Restated By-Laws must be received no earlier than January 26, 2025 and no later than the close of business on February 24, 2025; provided, however, that in the event that the 2025 Annual Meeting is called for a date that is not within 30 days before or after the date of the 2024 Annual Meeting, notice by stockholders in order to be timely must be delivered not earlier than the close of business on the 90th day prior to the date of the 2025 Annual Meeting and not later than the 60th day prior to the date of the 2025 Annual Meeting. In the alternative, if the first public announcement of the date of the 2025 Annual Meeting is less than 70 days prior to the date of such annual meeting, notice by stockholders must be delivered no later than the 10th day following the day on which public announcement of the date of the 2025 Annual Meeting is first made by the Company in order to be timely. Proposals should be addressed to Corporate Secretary, Advanced Energy Industries, Inc., 1595 Wynkoop Street, Suite 800, Denver, Colorado 80202. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above. Stockholders are advised to review the Second Amended and Restated By-Laws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations. In addition to satisfying the

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foregoing requirements under our Second Amended and Restated By-Laws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than February 24, 2025.

Form 10-K

The Annual Report on Form 10-K for the year ended December 31, 2023 is included in the 2023 Annual Report to Stockholders (the “2023 Annual Report”) accompanying this proxy statement. You can obtain an additional copy of the 2023 Annual Report on our website, www.advancedenergy.com, or by mailing a request to the Corporate Secretary of Advanced Energy at 1595 Wynkoop Street, Suite 800, Denver, Colorado 80202.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires that our executive officers, directors, and certain persons who beneficially own more than 10% of our shares file with the SEC reports of ownership and changes in ownership of our shares and other equity securities.

To the Company’s knowledge, based solely on a review of the copies of Forms 3, 4 and 5 filed with the SEC and on written representations from certain reporting persons, we believe that during 2023, our directors, executive officers, and ten-percent stockholders complied with all applicable Section 16(a) filing requirements on a timely basis, except for (i) one Form 4 filed for Paul R. Oldham on July 5, 2023 to report a sale of shares pursuant to a Rule 10b5-1 trading plan on June 29, 2023, (ii) one Form 4 filed for Lanesha T. Minnix on December 14, 2023 to report a sale of shares pursuant to a Rule 10b5-1 trading plan on May 10, 2023, and (iii) one Form 4 filed for John Donaghey on January 19, 2024 to report the withholding of shares for tax liability on August 2, 2023 incident to vesting of restricted stock units.

General Meeting Matters

The board of directors of Advanced Energy is making this solicitation for proxies. By delivering the enclosed proxy card by any of the methods described on the card, you will appoint each of Stephen D. Kelley, Paul R Oldham, and Elizabeth K. Vonne as your agent and proxy to vote your shares of common stock at the meeting. In this proxy statement, “proxy holders” refers to Messrs. Kelley and Oldham and Ms. Vonne in their capacities as your agents and proxies.

Advanced Energy’s principal executive offices are located at 1595 Wynkoop Street, Suite 800, Denver, Colorado 80202. The telephone number is 970-407-6626.

Record Date and Share Ownership

If you owned shares of Advanced Energy common stock in your name as of the close of business on March 5, 2024, you are entitled to vote on the proposals that are presented at the 2024 Annual Meeting. On that date, which is referred to as the “record date” for the meeting,                   shares of Advanced Energy common stock were issued and outstanding and were held by approximately          stockholders of record, according to the records of Equiniti Trust Company LLC (previously known as American Stock Transfer & Trust Company), Advanced Energy’s transfer agent.

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Voting Procedures

Each share of Advanced Energy common stock that you hold entitles you to one vote on each of the proposals that are presented at the 2024 Annual Meeting. Each stockholder entitled to vote at the 2024 Annual Meeting may cast his, her or its vote in person or by proxy. To vote in person, a stockholder should attend the 2024 Annual Meeting with a completed proxy or, alternatively, the Company will give you a ballot to complete upon arrival at the 2024 Annual Meeting. To vote by mail using a proxy card, a stockholder should mark, sign, date and mail the enclosed proxy card as promptly as possible in the enclosed postage-prepaid envelope. To vote by telephone, dial (866) 390-9955 using a touch-tone phone and follow the recorded instructions. To vote via the Internet, a stockholder must go to www.proxypush.com/AEIS and complete an electronic proxy card.

The inspector of election will determine whether or not a quorum is present at the 2024 Annual Meeting. A quorum will be present at the 2024 Annual Meeting if a majority of the shares entitled to vote at the 2024 Annual Meeting are represented at the 2024 Annual Meeting, either by proxy or by the person who owns the shares. In the event there are not sufficient shares of stock entitled to vote present for a quorum or to approve any proposals at the time of the 2024 Annual Meeting, the 2024 Annual Meeting may be adjourned in order to permit further solicitation of proxies. Advanced Energy’s transfer agent will deliver a report to the inspector of election in advance of the 2024 Annual Meeting, tabulating the votes cast by proxies returned to the transfer agent. The inspector of election will tabulate the final vote count, including the votes cast in person and by proxy at the 2024 Annual Meeting.

If a broker holds your shares, this proxy statement and the enclosed proxy card have been sent to the broker. You may have received this proxy statement directly from your broker, together with instructions as to how to direct the broker concerning how to vote your shares. Under the rules for Nasdaq-listed companies, brokers cannot vote on certain matters without instructions from you. If you do not give your broker instructions or discretionary authority to vote your shares on such matters and your broker returns the proxy card without voting on a proposal, your shares will be recorded as “broker non-votes” with respect to the proposals on which the broker does not vote.

Broker non-votes and abstentions will be counted as present for purposes of determining whether a quorum is present. If a quorum is present, the directors referenced in Proposal 1 will be elected by a plurality of the votes of shares present at the 2024 Annual Meeting (by proxy or in person), Proposals 2 and 3 will be approved by a majority of the shares present at the 2024 Annual Meeting (by proxy or in person), excluding abstentions and broker non-votes, and Proposal 4 will be approved by sixty-six and two-thirds percent (66 ⅔%) of the outstanding shares of voting stock of the Company. Broker non-votes and abstentions will have no effect on the outcome of Proposals 1 – 3 and will have the same effect as a vote against Proposal 4. Cumulative voting shall not be allowed in the election of directors or any of the proposals being submitted to the stockholders at the 2024 Annual Meeting.

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The following table reflects the vote required for each proposal and the effect of broker non-votes and abstentions on the vote, assuming a quorum is present at the Annual Meeting:

Proposal		Vote Required	Effect of Broker Non- Votes and Abstentions
1	Election of ten (10) directors	Plurality of votes of shares present at the 2024 Annual Meeting (by proxy or in person), subject to the resignation policy described on page 15	No effect
2	Ratification of the appointment of Ernst & Young LLP as Advanced Energy’s independent registered public accounting firm for 2024	Majority of shares present at the Annual Meeting (by proxy or in person), excluding broker non-votes and abstentions	No effect
3	Advisory approval of Advanced Energy’s compensation of its named executive officers	Majority of shares present at the Annual Meeting (by proxy or in person), excluding broker non-votes and abstentions – this is an advisory vote which is not binding on the Company	No effect
4

Approval of Advanced Energy’s Second Amended and Restated Certificate of Incorporation to provide exculpation from personal liability for certain officers as permitted by Delaware law and make certain other minor, non-substantive updates

		Sixty-six and two-thirds percent (66 ⅔%) of outstanding shares of voting stock of the Company	Same effect as a vote “against”

If any other proposals are properly presented to the stockholders at the Annual Meeting, the number of votes required for approval will depend on the nature of the proposal. Generally, under Delaware law and the Second Amended and Restated By-Laws of Advanced Energy, the number of votes required to approve a proposal is a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote, excluding broker non-votes and abstentions. The proxy card provided herewith gives discretionary authority to the proxy holders to vote on any matter not included in this proxy statement that is properly presented to the stockholders at the Annual Meeting.

Costs of Solicitation

Advanced Energy will bear the costs of soliciting proxies in connection with the Annual Meeting. In addition to soliciting your proxy by this mailing, proxies may be solicited personally or by telephone or facsimile by some of Advanced Energy’s directors, officers and employees, without additional compensation. We may reimburse our transfer agent, Equiniti Trust Company, LLC (previously known as American Stock Transfer & Trust Company), our proxy agent, Mediant Communications, brokerage firms and other persons representing beneficial owners of Advanced Energy common stock for their expenses in sending proxies to the beneficial owners. We do not currently intend to retain a professional solicitor to assist in the solicitation of proxies, however, we may later elect to do so.

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Delivery and Revocability of Proxies

In addition to the ability of our record stockholders to vote in person at the Annual Meeting, you may vote your shares either by (i) marking the enclosed proxy card and mailing it in the enclosed postage prepaid envelope, (ii) voting online at www.proxypush.com/aeis, or (iii) voting by telephone at (866) 390-9955. If you mail your proxy, please allow sufficient time for it to be received in advance of the Annual Meeting.

If you deliver your proxy and change your mind before the Annual Meeting, you may revoke your proxy by delivering notice to our Corporate Secretary at Advanced Energy Industries, Inc., 1595 Wynkoop Street, Suite 800, Denver, Colorado 80202, stating that you wish to revoke your proxy or by delivering another proxy with a later date. You may vote your shares by attending the Annual Meeting in person but, if you have delivered a proxy before the Annual Meeting, you must revoke it before the Annual Meeting begins. Attending the Annual Meeting will not automatically revoke your previously delivered proxy.

Delivery of Documents to Stockholders Sharing an Address

If two or more stockholders share an address, Advanced Energy may send a single copy of this proxy statement and other soliciting materials, as well as the 2023 Annual Report, to the shared address, unless Advanced Energy has received contrary instructions from one or more of the stockholders sharing the address. If a single copy has been sent to multiple stockholders at a shared address, Advanced Energy will deliver a separate proxy card for each stockholder entitled to vote. Additionally, Advanced Energy will send an additional copy of this proxy statement, other soliciting materials and the 2023 Annual Report, promptly upon oral or written request by any stockholder to Investor Relations, Advanced Energy Industries, Inc., 1595 Wynkoop Street, Suite 800, Denver, Colorado 80202: telephone number 970- 407-6626. If any stockholders sharing an address receive multiple copies of this proxy statement, other soliciting materials, and the 2023 Annual Report and would prefer in the future to receive only one copy, such stockholders may make such request to Investor Relations at the same address or telephone number.

No Incorporation by Reference

As provided under SEC rules, the “Report of the Audit and Finance Committee” and the “Compensation Committee Report” contained in this proxy statement are not incorporated by reference into any of our other filings with the SEC, except to the extent we specifically incorporate either report by reference into a filing. In addition, this proxy statement includes several website addresses, which are intended to provide inactive, textual references for convenience only. The contents on the referenced websites are not part of or otherwise incorporated by reference into this proxy statement or any of our other filings with the SEC.

Special Note Regarding Forward-Looking Statements

This proxy statement contains, in addition to historical information, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. Statements herein that are not historical information are forward-looking statements. For example, statements relating to Advanced Energy’s beliefs, expectations, and plans are forward-looking statements, as are statements that certain actions, conditions, events, or circumstances will continue. The inclusion of words such as “anticipate,” “expect,” “estimate,” “can,” “may,” “might,” “continue,” “enable,” “plan,” “intend,” “should,” “could,” “would,” “will,” “likely,” “potential,” “believe,” and similar expressions and the negative versions thereof indicate forward-looking statements; however, not all forward-looking statements may contain such words or expressions. Although Advanced Energy believes that the expectations reflected in or suggested by these forward-looking statements are reasonable, the Company may not achieve the results, performance, plans, or objectives expressed or implied by such forward-looking statements. Forward-looking statements involve risks and uncertainties, which are difficult to predict and many of which are beyond Advanced Energy’s control. Actual results could differ materially and adversely from those expressed in any forward-looking statements, and you are cautioned not to place undue reliance on forward-looking statements. Factors that could contribute

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to these differences or prove the forward-looking statements herein, by hindsight, to be overly optimistic or unachievable include the risk factors described in Advanced Energy’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and other reports and statements filed with the SEC, which can be obtained from the SEC’s website at www.sec.gov or from Advanced Energy’s Investors page at ir.advancedenergy.com. Other factors might also contribute to the differences between these forward-looking statements and Advanced Energy’s actual results. All forward looking statements are based on management’s current estimates, projections and assumptions, and Advanced Energy assumes no obligation to update them.

Representation at the Annual Meeting

It is important that your stock be represented at the Annual Meeting, regardless of the number of shares that you hold. You are therefore urged to execute and return, at your earliest convenience, the accompanying proxy card in the envelope that has been enclosed or vote your shares by telephone or Internet as described on the proxy card. Instructions as to how to deliver your proxy are included in this proxy statement under the section entitled “Delivery and Revocability of Proxies” on page 70 and on the enclosed proxy card.

THE BOARD OF DIRECTORS

Dated March , 2024

Denver, Colorado

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Appendix A - Reconciliation of Non-GAAP Measures

The “Compensation Discussion & Analysis” and “Pay versus Performance” sections of this proxy statement include references to certain financial measures that are not recognized under generally accepted accounting principles (“GAAP”). These non-GAAP measures exclude the impact of non-cash related charges, such as stock-based compensation, amortization of intangible assets, and long-term unrealized foreign exchange gains and losses. In addition, we exclude discontinued operations and other non-recurring items such as acquisition-related costs, facility expansion and related costs, restructuring, asset impairments, and other charges, as they are not indicative of Advanced Energy’s ongoing performance. The tax effect of our non-GAAP adjustments represents the anticipated annual tax rate applied to each non-GAAP adjustment after consideration of their respective book and tax treatments. In addition, the tax effect also includes a discrete tax benefit associated with the release of a portion of our deferred tax asset valuation allowance. Reconciliations of these non-GAAP measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are provided in the financial tables below.

We believe that these non-GAAP measures provide useful information to management and investors to evaluate business performance without the impacts of certain non-cash charges, non-economic foreign currency remeasurements, and other cash charges which are not part of our usual operations. We use these non-GAAP measures to assess performance against business objectives, make business decisions, develop budgets, forecast future periods, assess trends, and evaluate financial impacts of various scenarios. As discussed in “Compensation Discussion & Analysis” above, the incentive plans for our named executive officers include these non-GAAP measures as criteria for achievements.

Non-GAAP measures should not be considered in isolation and should not be considered superior to, or a substitute for, financial measures calculated in accordance with GAAP. To gain a complete picture of all effects on our financial results from any and all events, management does (and investors should) evaluate our results of operations in conjunction with the corresponding GAAP measures, as the use of non-GAAP measures has limitations in that the non-GAAP measures are not prepared in accordance with GAAP or based on any comprehensive set of accounting rules or principles, may be different from non-GAAP measures used by other companies, and may exclude certain items that may have a material impact upon our reported financial results.

Revenue
	2021	2022	2023
GAAP Revenue	$1,456	$1,845	$1,656

Operating Income from Continuing Operations
	2021	2022	2023
GAAP Operating Income	$152	$233	$114
Add backs:
Stock Based Compensation	16	20	31
Acquisition related costs	10	9	4
Facility expansion, relocation costs, and other	6	5	3
Amortization of intangible assets	22	26	28
Restructuring, asset impairments, and other charges	5	7	27
Non-GAAP Operating Income from Continuing Operations	$211	$300	$207

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Net Income & EPS
	2021	2022	2023
Income from continuing operations, less noncontrolling interest, net of income taxes	$135	$202	$131
Add backs:
Amortization of intangible assets	22	26	28
Acquisition-related costs	10	9	4
Facility expansion, relocation costs, and other	6	5	3
Restructuring, asset impairments, and other charges	5	7	27
Unrealized foreign currency (gain) loss	(4)	(8)	(0)
Acquisition-related and other costs included in other income (expense), net	(2)	(8)	(2)
Tax effect of Non-GAAP adjustments, including certain discrete tax benefits	(1)	(3)	(31)
Stock-based compensation, net of taxes	12	15	24
Non-GAAP income, net of income taxes	$183	$245	$184

Diluted earnings per share from continuing operations, as reported	$3.51	$5.35	$3.46
Add back:
Per share impact of Non-GAAP adjustments, net of taxes	$1.27	$1.14	$1.42
Non-GAAP per share earnings	$4.78	$6.49	$4.88

Adjusted Cash Flow
	2021	2022	2023
Net cash provided by operating activities from continuing operations	$141	$184	$213
Add backs to operating profit (Acquisitions, other income, taxes)	17	25	(17)
Non-GAAP adjustment	14	1	34
Depreciation	(31)	(34)	(38)
Other items excluded from operational cash	5	3	52
Adjustment to change in operating assets and liabilities	12	4	(7)
Adjusted Cash Flow*	$158	$183	$236
*	For variable compensation programs, adjusted cash flow is defined as non-GAAP operating profit adjusted for changes in Net Working Capital (Changes in A/R; Inventory and A/P).

Note: Tables may not foot due to rounding.

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Appendix B - Second Amended and Restated Certificate of Incorporation

SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

ADVANCED ENERGY INDUSTRIES, INC.

Advanced Energy Industries, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the state of Delaware (the “Corporation”), DOES HEREBY CERTIFY:

1.          The name of the Corporation is Advanced Energy Industries, Inc. The date of filing of the Corporation’s original Certificate of Incorporation with the Secretary of State was September 1, 1995. The original Certificate of Incorporation was subsequently amended and restated by the Amended and Restated Certificate of Incorporation, filed with the Secretary of State on July 5, 2019.

2.          This Second Amended and Restated Certificate of Incorporation has been duly adopted in accordance with Sections 242 and 245 of the Delaware General Corporation Law and restates, integrates, and further amends the provisions of the Corporation’s Amended and Restated Certificate of Incorporation.

3.          The text of the Amended and Restated Certificate of Incorporation of this Corporation is hereby amended and restated in its entirety to read as set forth in Exhibit A attached hereto.

IN WITNESS WHEREOF, the Corporation ~~said Advanced Energy Industries, Inc.~~ has caused this Second Amended and Restated Certificate of Incorporation to be signed by Elizabeth K. Vonne ~~Thomas O. McGimpsey~~, its Executive Vice President, General Counsel and Corporate Secretary, this [   ] day of [       ], 2024~~5th day of July, 2019~~.

ADVANCED ENERGY INDUSTRIES, INC.

By:	/s/ ~~Thomas O. McGimpsey~~ Elizabeth K. Vonne
~~Thomas O. McGimpsey~~ Elizabeth K. Vonne
Executive Vice President, General Counsel and~~, Governmental Affairs &~~ Corporate Secretary

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Exhibit A

SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

ADVANCED ENERGY INDUSTRIES, INC.

ARTICLE I.

The name of this corporation is ADVANCED ENERGY INDUSTRIES, INC. (the “Corporation”).

ARTICLE II.

The address, including street number, city, and county, of the registered office of the ~~c~~Corporation in the state of Delaware is Corporation Trust Center, 1209 Orange Street, city of Wilmington, 19801, County of New Castle; and the name of the registered agent of the ~~c~~Corporation in the State of Delaware at such address is The Corporation Trust Company.

ARTICLE III.

The purpose of this ~~c~~Corporation is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law.

ARTICLE IV.

A.        The ~~This c~~Corporation is authorized to issue two classes of stock to be designated~~, respectively,~~ “Common Stock” and “Preferred Stock.” The total number of shares of all classes of capital stock that ~~which~~ the ~~c~~Corporation is authorized to issue is seventy-one million (71,000,000) shares. Seventy million (70,000,000) shares shall be Common Stock, par value $0.001 per share, and one million (1,000,000) shares shall be Preferred Stock, par value $0.001 per share.

B.The Preferred Stock may be issued from time to time in one or more series. The board of directors of the Corporation (the “Board of Directors”) is hereby authorized, by filing a certificate (a “Preferred Stock Designation”) pursuant to the Delaware General Corporation Law, to fix or alter from time to time the designation, powers, preferences, and rights of the shares of each such series and the qualifications, limitations, or restrictions of any wholly unissued series of Preferred Stock, and to establish from time to time the number of shares constituting any such series or any of them; and to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding, in case the number of shares of any series shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

ARTICLE V.

For the management of the business and for the conduct of the affairs of the ~~c~~Corporation, and in further definition, limitation, and regulation of the powers of the ~~c~~Corporation, of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:

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2024 ANNUAL
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A.

(1)        The management of the business and the conduct of the affairs of the ~~c~~Corporation shall be vested in ~~its~~ the Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed exclusively by one or more resolutions adopted by the Board of Directors.

(2)        Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, directors shall be elected at each annual meeting of stockholders for a term of one year. Each director shall serve until ~~his~~ a successor is duly elected and qualified or until ~~his~~ such director’s earlier death, resignation, or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

(3)        Subject to the rights of the holders of any series of Preferred Stock, any director may be removed with or without cause.  Subject to any limitations imposed by law, the Board of Directors or any individual director may be removed from office at any time, with or without cause, by the affirmative vote of the holders of a majority of the voting power of all the then-outstanding shares of voting stock of the ~~c~~Corporation, entitled to vote at an election of directors (the “Voting Stock”).

(4)        Subject to the rights of the holders of any series of Preferred Stock, any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal, or other causes and any newly created directorships resulting from any increase in the number of directors~~,~~ shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders, except as otherwise provided by law, be filled only by the affirmative vote of a majority of the directors then in office, even though less than quorum of the Board of Directors, and not by the stockholders. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director’s successor shall have been elected and qualified or until such director’s earlier death, resignation, or removal.

B.

(1)        Subject to paragraph (h) of Section 43 of the ~~Bylaws~~By-Laws, the ~~Bylaws~~By-Laws may be amended, altered, changed, or repealed ~~or amended~~ or new ~~Bylaws~~By-Laws adopted by the affirmative vote of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then-outstanding shares of the Voting Stock. The Board of Directors shall also have the power to adopt, amend, alter, change, or repeal ~~Bylaws~~By-Laws.

(2)        The directors of the ~~c~~Corporation need not be elected by written ballot unless the ~~Bylaws~~By-Laws so provide.

(3)        Special meetings of the stockholders of the ~~c~~Corporation may be called, for any purpose or purposes, by (i) the Chair~~man~~ of the Board of Directors, (ii) the Chief Executive Officer, ~~or~~ (iii) the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption), or (iv) the written request of stockholders satisfying the procedural and stock ownership requirements set forth in Section 5 of the By-Laws, and shall be held at such place, on such date, and at such time as the Board of Directors shall fix.

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2024 ANNUAL
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(4)        Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the ~~c~~Corporation shall be given in the manner provided in the ~~Bylaws~~By-Laws of the ~~c~~Corporation.

ARTICLE VI.

A.        A director or officer of the ~~c~~Corporation shall not be personally liable to the ~~c~~Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director or officer, as applicable, provided that this Article VI shall not eliminate or limit the ~~except for~~ liability of (i) a director or officer for any breach of the director’s or officer’s duty of loyalty to the ~~c~~Corporation or its stockholders, (ii) a director or officer for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) a director under Section 174 of the Delaware General Corporation Law, ~~or~~ (iv) a director or officer for any transaction from which the director or officer derived an improper personal benefit, or (v) an officer in any action by or in the right of the Corporation. If the Delaware General Corporation Law is amended after approval by the stockholders of this Article to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

B.         Any repeal or modification of this Article VI shall be prospective and shall not affect the rights under this Article VI in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.

ARTICLE VII.

A.        The ~~c~~Corporation reserves the right to amend, alter, change, or repeal any provision contained in this Second Amended and Restated Certificate of Incorporation in the manner now or hereafter prescribed by statute, except as provided in paragraph B of this Article VII, and all rights conferred upon the stockholders herein are granted subject to this reservation.

B.         Notwithstanding any other provisions of this Second Amended and Restated Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the Voting Stock required by law, this Second Amended and Restated Certificate of Incorporation, or any Preferred Stock Designation, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then-outstanding shares of the Voting Stock, voting together as a single class, shall be required to amend, alter, change, ~~amend~~ or repeal Articles VI or VII of this Second Amended and Restated Certificate of Incorporation.

B-4	PRECISION | POWER | PERFORMANCE

P.O. BOX 8016, CARY, NC 27512-9903	YOUR VOTE IS IMPORTANT! PLEASE VOTE BY:
INTERNET Go To: http://www.proxypush.com/AEIS • Cast your vote online • Have your Proxy Card ready • Follow the simple instructions to record your vote
PHONE Call 1-866-390-9955 • Use any touch-tone telephone • Have your Proxy Card ready • Follow the simple recorded instructions
MAIL • Mark, sign, and date your Proxy Card • Fold and return your Proxy Card in the postage-paid envelope provided

Advanced Energy Industries, Inc.
Annual Meeting of Stockholders
For stockholders of record as of March 5, 2024

DATE: Thursday, April 25, 2024

TIME:           11:00 a.m. Mountain Daylight Time

PLACE:       Advanced Energy’s Corporate Headquarters

1595 Wynkoop Street, Suite 800

Denver, Colorado 80202

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Stephen D. Kelley, Paul R. Oldham, and Elizabeth K. Vonne (the "Named Proxies"), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Advanced Energy Industries, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS’ RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE), but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Advanced Energy Industries, Inc.

2024 Annual Meeting of Stockholders

Please make your marks like this: ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

“FOR” PROPOSALS 1, 2, 3, AND 4

PROPOSAL	YOUR VOTE			BOARD OF DIRECTORS RECOMMENDS

1. Election of ten (10) directors;	FOR	WITHHOLD
1.01 Grant H. Beard (Chairman)	☐	☐		FOR

1.02 Frederick A. Ball	☐	☐		FOR

1.03 Anne T. DelSanto	☐	☐		FOR

1.04 Tina M. Donikowski	☐	☐		FOR

1.05 Ronald C. Foster	☐	☐		FOR

1.06 Stephen D. Kelley	☐	☐		FOR

1.07 Lanesha T. Minnix	☐	☐		FOR

1.08 David W. Reed	☐	☐		FOR

1.09 John A. Roush	☐	☐		FOR

1.10 Brian M. Shirley	☐	☐		FOR

	FOR	AGAINST	ABSTAIN
2. Ratification of the appointment of Ernst & Young LLP as Advanced Energy's independent registered public accounting firm for 2024;	☐	☐	☐	FOR

3. Advisory approval of the compensation of Advanced Energy’s named executive officers;	☐	☐	☐	FOR

4. Approval of Advanced Energy’s Second Amended and Restated Certificate of Incorporation to provide exculpation from personal liability for certain officers as permitted by Delaware law and make certain other minor, non-substantive updates; and

	☐	☐	☐	FOR

5. Any other matters of business properly brought before the Annual Meeting.

☐ Check here if you would like to attend the meeting in person.

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable) Date	Signature (if held jointly) Date